UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.             )

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Cape Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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July 16, 2008

Dear Stockholder:

We cordially invite you to attend the 2008 Annual Meeting of Stockholders of Cape Bancorp, Inc., the parent company of Cape Bank. The Annual Meeting will be held at The Cape Bank Conference Center, located at 211 North Main Street, Cape May Court House, New Jersey 08210, at 3:00 p.m., local time, on August 25, 2008.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Cape Bancorp, Inc. and Cape Bank. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting includes the election of four directors, approval of the Cape Bancorp, Inc. 2008 Equity Incentive Plan and the ratification of the appointment of Crowe Chizek and Company LLC as our independent registered public accounting firm for the year ending December 31, 2008.

Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of Cape Bancorp, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

Also enclosed for your review is our Annual Report on Form 10-K for the year ended December 31, 2007, which contains detailed information concerning our activities and operating performance. On behalf of the Board of Directors, please take a moment now to cast your vote via the Internet or by telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

/s/ Herbert L. Hornsby, Jr.

Herbert L. Hornsby, Jr.

President and Chief Executive Officer

CAPE BANCORP, INC.

225 North Main Street

Cape May Court House, New Jersey 08210

(609) 465-5600

NOTICE OF

2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 25, 2008

Notice is hereby given that the 2008 Annual Meeting of Stockholders of Cape Bancorp, Inc. will be held at The Cape Bank Conference Center, 211 North Main Street, Cape May Court House, New Jersey 08210, on August 25, 2008 at 3:00 p.m., local time.

A Proxy Card and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	The election of four directors;
2.	The approval of the Cape Bancorp, Inc. 2008 Equity Incentive Plan;
3.	The ratification of the appointment of Crowe Chizek and Company LLC as our independent registered public accounting firm for the year ending December 31, 2008; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on July 8, 2008, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES USING THE INTERNET OR TELEPHONE VOTING OPTIONS EXPLAINED ON YOUR PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF CAPE BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors

/s/ Joan B. Ditmars

Joan B. Ditmars

Corporate Secretary

Cape May Court House, New Jersey

July 16, 2008

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement

CAPE BANCORP, INC.

225 North Main Street

Cape May Court House, New Jersey 08210

(609) 465-5600

2008 ANNUAL MEETING OF STOCKHOLDERS

August 25, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cape Bancorp, Inc. to be used at the 2008 Annual Meeting of Stockholders of Cape Bancorp, Inc., which will be held at The Cape Bank Conference Center, 211 North Main Street, Cape May Court House, New Jersey 08210, on August 25, 2008, at 3:00 p.m., local time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about July 16, 2008.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by Internet or telephone as described on your Proxy Card. You may also vote by signing and returning your Proxy Card to Cape Bancorp, Inc. Proxies we receive that are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the annual meeting.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Cape Bancorp, Inc., Joan B. Ditmars, at the address shown above, or by returning a duly executed proxy bearing a later date by mail, Internet or telephone, as described on your Proxy Card. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on July 8, 2008 are entitled to one vote for each share then held. As of July 8, 2008, there were 13,313,521 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

As to the approval of the Cape Bancorp, Inc. 2008 Equity Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item. The plan must be approved by a majority of the shares outstanding and eligible to be voted at the annual meeting. Therefore, broker non-votes and abstentions will have the same effect as a vote against the plan.

As to the ratification of Crowe Chizek and Company LLC as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote “FOR” the ratification; (ii) vote “AGAINST” the ratification; or (iii) “ABSTAIN” from voting on such ratification. The affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required for the ratification of Crowe Chizek and Company

LLC as the independent registered public accounting firm for the year ending December 31, 2008. Shares as to which the “ABSTAIN” box has been selected on the proxy card will be counted as shares represented and entitled to vote and will have the same effect as a vote against the matter. Broker non-votes are considered not represented at the annual meeting and not entitled to vote on the matter.

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of July 8, 2008, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding

Cape Bank	1,065,082	8.0
Employee Stock Ownership Plan
225 North Main Street
Cape May Court House, New Jersey 08210

Sy Jacobs(2)	1,019,489	7.7
15th Avenue
New York, New York 10003

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2)	Based on a Schedule 13G filed jointly on February 1, 2008 by Sy Jacobs, Jacobs Asset Management, LLC, a Delaware limited liability company, JAM Managers, L.L.C., a Delaware limited liability company and JAM Partners, LP, a Delaware limited partnership company, the 1,091,489 shares listed is presumed to include all of the shares jointly owned by these parties.

PROPOSAL I — ELECTION OF DIRECTORS

Our Board of Directors consists of ten members. Our bylaws provide that our Board of Directors shall be divided into three classes, and one class of directors is to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Four directors will be elected at the annual meeting and will serve until their successors have been elected and qualified. The Nominating Committee has nominated Louis H. Griesbach, Jr., Herbert L. Hornsby, Jr., Joanne D. Kay and Agostino R. Fabietti to serve as directors for three-year terms. Each of the nominees is currently a member of the Board of Directors.

The following table sets forth certain information regarding the composition of our Board of Directors as of July 8, 2008, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

Name (1)	Age	Positions Held in Cape Bancorp, Inc.	Director Since (2)	Current Term to Expire	Shares of Common Stock Beneficially Owned (3)		Percent of Class

NOMINEES

Louis H. Griesbach, Jr.	71	Director	1977	2008	10,000	(5)	*
Herbert L. Hornsby, Jr.	59	Director and President and Chief Executive Officer	1983	2008	59,050	(6)	*
Joanne D. Kay	63	Director	2002	2008	5,000		*
Agostino R. Fabietti (4)	63	Director	2008	2008	79,196	(7)	*

DIRECTORS CONTINUING IN OFFICE

Robert F. Garrett, III	70	Chairman	1974	2009	26,000	(8)	*
Frank J. Glaser	59	Director	2006	2010	5,000	(9)	*
David C. Ingersoll, Jr.	61	Director	1977	2010	35,000		*
Matthew J. Reynolds	38	Director	2004	2009	10,000		*
Michael D. Devlin (4)	58	Director and Chief Operating Officer/Executive Vice President	2008	2009	138,058	(10)	1.0%
Thomas K. Ritter (4)	52	Director	2008	2010	248,207	(11)	1.9%

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Robert J. Boyer	56	Executive Vice President/Chief Financial Officer			49,929	(12)	*
Guy A. Deninger (4)	60	Executive Vice President/Chief Lending Officer			37,671		*

*	Less than 1% of the 13,313,521 shares of the outstanding Cape Bancorp, Inc. common stock.
(1)	The mailing address for each person listed is 225 North Main Street, Cape May Court House, New Jersey 08210.
(2)	Includes service on the board of Cape Bank.
(3)	See definition of “beneficial ownership” in the table in “Voting Securities and Principal Holders Thereof.”
(4)	Cape Bancorp, Inc. completed its initial public stock offering and simultaneous acquisition of Boardwalk Bancorp, Inc. and Boardwalk Bank on January 31, 2008. As of that date, Messrs. Ritter, Devlin and Fabietti, board members of Boardwalk Bancorp, Inc. and Boardwalk Bank, were appointed to the Boards of Director of Cape Bancorp, Inc. and Cape Bank, respectively. Mr. Devlin was also appointed as Executive Vice President and Chief Operating Officer of Cape Bank, effective January 31, 2008. Guy A. Deninger, an officer of Boardwalk Bank, was appointed Executive Vice President and Chief Lending Officer of Cape Bank, effective January 31, 2008.
(5)	Includes 5,000 shares held by Mr. Griesbach’s spouse.
(6)	Includes 500 shares held by Mr. Hornsby’s son, 550 shares held by Mr. Hornsby’s daughter and 35,000 shares held by Mr. Hornsby in the Cape Bank 401(k) plan.
(7)	Includes 69,196 shares held by Mr. Fabietti’s spouse.
(8)	Includes 25,000 shares held by Mr. Garrett in an individual retirement account and 1,000 shares held by trust.
(9)	Includes 5,000 shares held by Mr. Glaser in an individual retirement account.
(10)	Includes 24,568 shares held by Mr. Devlin’s spouse and 26,507 shares held by Mr. Devlin in an individual retirement account.
(11)	Includes 161,000 shares held by Mr. Ritter’s spouse, 5,543 shares held by Mr. Ritter’s son, 5,543 shares held by Mr. Ritter’s daughter and 68,732 shares owned by a company controlled by Mr. Ritter.
(12)	Includes 14,000 shares held by Mr. Boyer’s spouse, 1,000 shares by Mr. Boyer’s son, 1,000 shares held by Mr. Boyer’s daughter, 1,000 shares held by Mr. Boyer’s step-son and 2,929 shares held by Mr. Boyer in a Cape Bank 401(k) plan.

Directors

Michael D. Devlin has served as a director and Executive Vice President/Chief Operating Officer since January 31, 2008, previously serving as the Chairman, President and Chief Executive Officer of Boardwalk Bancorp, Inc. and Boardwalk Bank since 1999. Mr. Devlin currently serves as a member of the Board of Directors of Marquette National Corporation, a bank holding company based in Chicago, Illinois.

Agostino R. Fabietti has served as a director since January 31, 2008, previously serving as a director of Boardwalk Bancorp, Inc. and Boardwalk Bank since 1999. He is a principal of Fabietti, Hale and Associates, a regional accounting firm which provides accounting and financial services to businesses, professional corporations and individuals. Mr. Fabietti has been employed by Fabietti, Hale and Associates since 1967.

Robert F. Garrett, III has served as Chairman of the Board of Cape Bank since 1986. Mr. Garrett is a practicing attorney with Loveland and Garrett, a law firm headquartered in Ocean City, New Jersey.

Frank J. Glaser is the President and owner of James Candy Co., a retail business headquartered in Atlantic City, New Jersey.

Louis H. Griesbach, Jr. is a retired electrician and a licensed real estate appraiser.

Herbert L. Hornsby, Jr. has been employed by Cape Bank since 1973 and has served as President and Chief Executive Officer of Cape Bank since 1983.

David C. Ingersoll, Jr. is the owner and President of Ingersoll-Greenwood, a funeral home located in North Wildwood, New Jersey.

Joanne D. Kay is a practicing attorney with Kay & Kay, a law firm headquartered in Wildwood, New Jersey.

Matthew J. Reynolds is a partner at Capaldi, Reynolds and Pelosi, a certified public accounting firm located in Northfield, New Jersey. Mr. Reynolds is also co-managing partner of CRA Financial Services, a registered investment advisory firm.

Thomas K. Ritter has served as a director since January 31, 2008, previously serving as a director of Boardwalk Bancorp, Inc. and Boardwalk Bank since 1999. He is the owner and serves as President of A. E. Stone, Inc. of Pleasantville, New Jersey. A. E. Stone, Inc. is a company engaged in the manufacture of asphalt and an asphalt paving contractor. Mr. Ritter is a certified public accountant (retired).

Executive Officers of Cape Bank Who Are Not Also Directors

Robert J. Boyer has been employed by Cape Bank since 1980 and serves as Executive Vice President/Chief Financial Officer and has been the most senior financial officer of Cape Bank since 1987.

Guy A. Deninger has served as Executive Vice President/Chief Lending Officer since January 31, 2008. Prior to that time, Mr. Deninger served as Executive Vice President/Chief Lending Officer of Boardwalk Bank since 1999.

Board Independence

The board of directors affirmatively determines the independence of each director in accordance with Nasdaq Stock Market rules, which include all elements of independence set forth in the Nasdaq listing standards. Based on these standards, the board of directors has determined that each of the following directors is independent of Cape Bancorp, Inc.:

Agostino R. Fabietti	Thomas K. Ingersoll, Jr.
Robert F. Garrett	Joanne D. Kay
Frank J. Glaser	Matthew J. Reynolds
Louis H. Griesbach, Jr.	Thomas K. Ritter

Meetings and Committees of the Board of Directors

The business of Cape Bancorp, Inc. is conducted at regular and special meetings of the full Board and its standing committees. In addition, our independent directors meet in executive sessions. The standing committees consist of the Compensation, Audit and Nominating and Corporate Governance Committees. During the year ended December 31, 2007, neither the Board of Directors nor any of its committees of Cape Bancorp held any meetings since Cape Bancorp, Inc. was formed as the holding company of Cape Bank pursuant to an initial public stock offering, which was completed on January 31, 2008. The board of Cape Bank (formerly known as Cape Savings Bank) met at 24 regular meetings and 6 special meetings during the year ended December 31, 2007. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he/she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he/she served). The duties and responsibilities of the Compensation, Audit and Nominating Committees are as follows:

Compensation Committee. The Compensation Committee is comprised of independent, non-employee directors. The members of the Compensation Committee consist of Directors Reynolds, who serves as Chairman, Garrett, Glaser, Griesbach, Jr. and Ritter. The Compensation Committee meets at least annually or more frequently if necessary. Our Board of Directors has adopted a written charter for the Committee, which is available at our website at www.capebanknj.com. The Compensation Committee of Cape Bank met five times during the year ended December 31, 2007. The purpose of the Compensation Committee is to, among other things, assist the Board in fulfilling its responsibilities regarding the compensation and benefits of our directors and executive management.

In furtherance of these objectives, the Compensation Committee is responsible for:

•

Reviewing, evaluating and recommending objectives relevant to the Chief Executive Officer’s compensation; evaluating the Chief Executive Officer’s performance relative to established goals; and reviewing, evaluating and recommending to the Board the Chief Executive Officer’s compensation;

•

Reviewing, evaluating and recommending, in consultation with the Chief Executive Officer, goals relevant to the compensation of our other executive management; and reviewing such officers’ performance in light of these goals and recommending to the Board such officers’ compensation based on this evaluation;

•	Establishing and administering our incentive cash compensation program for executive management;

•

Reviewing, evaluating and recommending, in consultation with the Nominating and Corporate Governance Committee, the compensation to be paid to our directors and to directors of our affiliates for their service on the Board;

•

Reviewing, evaluating and recommending the terms of employment and severance agreements and arrangements for executive management, including any change of control and indemnification provisions, as well as other compensatory arrangements and perquisite programs for executive management; and

•

Reviewing and approving changes in our qualified benefit plans that result in a material change in costs or the benefit levels provided and changes in a plan trustee, administrator, or service provider.

The Compensation Committee, in performing these duties and responsibilities with respect to director and executive officer compensation, utilizes survey information provided by compensation consultants.

Audit Committee. The Audit Committee consists of Directors Griesbach, Jr., who serves as Chairman, Fabietti, Garrett and Reynolds. Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The Board of Directors has determined that each of Directors Reynolds and Fabietti qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Information with respect to the experience of Director Reynolds and Fabietti is included in “—Directors.” Our Board of Directors has adopted a written charter for the Audit Committee, which is available at our website at www.capebanknj.com. The Audit Committee of Cape Bank met four times during the year ended December 31, 2007.

The duties and responsibilities of the Audit Committee include, among other things:

•	Monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements and systems of internal controls;

•	Monitoring and overseeing the independence and performance of our external auditors, internal auditors and outsourced internal audit consultants;

•	Facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and

•	Maintaining oversight of the external auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the year ended December 31, 2007;

•	We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and

•

We have received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

The Audit Committee

Louis H. Griesbach, Jr. (Chair)

Agostino R. Fabietti

Robert F. Garrett, III

Matthew J. Reynolds

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Directors Glaser, who serves as Chairman, Fabietti, Garrett and Kay. Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Board of Directors has adopted a written charter for the Committee, which is available at our website at www.capebanknj.com. The Nominating and Corporate Governance Committee of Cape Bank did not meet during the year ended December 31, 2007. The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in identifying qualified individuals to become Board members; recommending to the Board director nominees for the next annual meeting of shareholders; determining the size and composition of the Board and its committees; monitoring a process to assess Board effectiveness; developing and implementing corporate governance principles; and developing and implementing our Code of Conduct and Ethics.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-

nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so. The Nominating and Corporate Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	the highest personal and professional ethics and integrity and whose values are compatible with our values;

•	experience and achievements that have given them the ability to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	a familiarity with the communities in which we operate and/or is actively engaged in community activities;

•	involvement in other activities or interests that do not create a conflict with their responsibilities to Cape Bancorp and its stockholders; and

•	the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards.

Procedures for the Recommendation of Director Nominees by Stockholders. In February 2008, in connection with our becoming a public company, the Nominating and Corporate Governance Committee adopted procedures for the submission of recommendations for director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to us at 225 North Main Street, Cape May Court House, New Jersey 08210, Attention: Corporate Secretary.

The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•

the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•

the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and Cape Bancorp and its affiliates;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Cape Bancorp or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.

Stockholder Communications with the Board. A stockholder of Cape Bancorp, Inc. who wants to communicate with the Board of Directors or with any individual director can write to us at 225 North Main Street, Cape May Court House, New Jersey 08210, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed; or

•

attempt to handle the inquiry directly, or forward the communication for response by another employee of Cape Bancorp, Inc. For example, a request for information about us on a stock-related matter may be forwarded to our investor relations officer; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

The Corporate Secretary will make those communications that were not forwarded available to the directors on request.

Attendance at Annual Meetings of Stockholders

Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings, absent unavoidable scheduling conflicts. The 2008 Annual Meeting of Stockholders is our first annual meeting as a public company.

Codes of Conduct and Ethics

We have adopted a Code of Conduct and Ethics for Senior Financial Officers that is applicable to our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct and Ethics for Senior Financial Officers is available on our website at www.capebanknj.com. Amendments and waivers from the Code of Conduct and Ethics for Senior Financial Officers will be disclosed in the manner required by applicable law, rule or listing standard.

We have also adopted a Code of Conduct and Ethics that is applicable to all employees, officers and directors. Employees, officers and directors acknowledge that they will comply with all aspects of the Code of Conduct and Ethics for Employees, Officers and Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

The common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of Cape Bancorp, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. During 2007, our common stock was not yet registered under the Securities Exchange Act of 1934, and accordingly, our directors, officers and 10% beneficial owners were not yet obligated to file Forms 3, 4 or 5.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of Directors Reynolds, who serves as Chairman, Garrett, Glaser, Griesbach, Jr. and Ritter. None of these individuals were officers or employees of Cape Bancorp, Inc. during the year ended December 31, 2007, or are former officers of Cape Bancorp, Inc. None of the members of the Compensation Committee had any relationships requiring disclosure under “—Transactions with Directors and Management.”

During the year ended December 31, 2007, (i) no executive of Cape Bancorp, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Cape Bancorp, Inc.; (ii) no executive officer of Cape Bancorp, Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Cape Bancorp, Inc.; and (iii) no executive officer of Cape Bancorp, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Cape Bancorp, Inc.

Compensation Committee Report

The Compensation Committee has issued a report that states that it has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement.

The Compensation Committee

Matthew J. Reynolds (Chair)

Robert F. Garrett, III

Frank J. Glaser

Louis H. Griesbach, Jr.

Thomas K. Ritter

Compensation Discussion and Analysis

Our Compensation Philosophy. Our compensation philosophy begins with the premise that the success of Cape Bancorp depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. However, we recognize that Cape Bank operates in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We intend to base our compensation decisions on four basic principles:

•

Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•

Aligning with Shareholders – We intend to use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our shareholders.

•	Driving Performance – We will base compensation in part on the attainment of company-wide, business unit and individual targets that return positive results to our bottom line.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

Prior to our initial public offering, our compensation program relied on three primary elements: (i) base compensation or salary; (ii) discretionary cash-based, short-term incentive compensation; and (iii) our Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan. Following our initial public offering, which was completed on January 31, 2008, we expect that equity-based, long-term incentive compensation will also become an important element of our executive compensation program. Our ability to introduce equity awards to our compensation mix will depend on shareholder approval of an equity-based compensation program and compliance with applicable regulatory guidelines relating to such programs. As a public company, we believe that we can meet the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and that creates appropriate incentives for our management team. To achieve the necessary balance, the Compensation Committee of our Board of Directors will work closely with independent compensation advisors to provide us with their expertise on competitive compensation practices and help us evaluate and compare our compensation program and financial performance with that of our peers.

To date, executive officers have been compensated only for their services to Cape Bank. Cape Bank expects to continue this practice. Cape Bancorp, Inc. will not pay any additional or separate compensation until we have a business reason to establish separate compensation programs. However, any future equity-based awards made as part of Cape Bank’s executive compensation will be made in Cape Bancorp, Inc. common stock rather than Cape Bank common stock.

This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the Summary Compensation Table which appears later in this section. These five executives are referred to in this discussion as the “Named Executive Officers.” Mr. Devlin became the Chief Operating Officer and Mr. Deninger became the Chief Lending Officer on January 31, 2008. Mr. Dembin resigned from the Company effective March 7, 2008.

Name	Title

Herbert L. Hornsby, Jr.	President and Chief Executive Officer
Robert J. Boyer	Executive Vice President, Chief Financial Officer
Fred A. Houston	Senior Vice President
William H. Dembin	Former Senior Vice President
Kathryn M. Steiger	Senior Vice President, Residential Loans

Role of the Compensation Committee. The Compensation Committee of Cape Bancorp’s board of directors is responsible for overseeing and making recommendations to the full board of directors with respect to the compensation of the Named Executive Officers, including the President and Chief Executive Officer. As part of these duties, the Committee conducts an annual performance review of the President and Chief Executive Officer and, in consultation with the President and Chief Executive Officer, reviews the performance of each other Named Executive Officer. The Board of Directors has ultimate authority to approve the compensation of all Named Executive Officers, including the President and Chief Executive Officer.

The Compensation Committee also reviews, oversees, and approves the management and implementation of Cape Bank’s principal employee benefit plans. The Committee may undertake other duties related to Cape Bank’s human resources function. The Committee has a formal charter that describes the Committee’s scope of authority and its duties.

Role of Executives in Committee Activities. The executive officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer and the Supervisor of Human Resources for Cape Bank. Executives provide the Compensation Committee with input regarding Cape Bank’s employee compensation philosophy, process, and decisions for employees other than Named Executive Officers. In addition to providing factual information such as company-

wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations, and otherwise supply information to assist the Compensation Committee. At the request of the Compensation Committee, the Supervisor of Human Resources communicates directly with third-party consultants, primarily to assist the Compensation Committee in evaluating relevant survey data and to evaluate the estimated financial impact regarding any proposed changes to the various components of compensation. The President and Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year.

Executives participate in Committee activities purely in an informational and advisory capacity and have no vote in the Committee’s decision-making process. The President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Supervisor of Human Resources do not attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is being determined. No executive officer other than the President and Chief Executive Officer attends those portions of Compensation Committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined.

Use of Consultants. The Compensation Committee periodically engages independent compensation consultants to assist it in the compensation process for Named Executive Officers. The consultants, who are retained by and report to the Compensation Committee, work extensively with the Compensation Committee in performing their duties for the Committee. The President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Supervisor of Human Resources typically are requested to provide information and feedback. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies. The consultants also provide survey data, and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary and cash incentives from the survey and comparison group data. The Committee has authorized the Supervisor of Human Resources to pursue the engagement of an outside firm to serve as its independent compensation consultant to assist the Committee in determining the Named Executive Officers salary and cash incentive targets, as further discussed below, for the 2008 calendar year.

Compensation Objectives. The overall objectives of Cape Bancorp’s compensation programs are to retain, motivate and reward employees and officers (including the Named Executive Officers) for performance, and to provide competitive compensation to attract talent to the organization. The methods used to achieve these goals for Named Executive Officers are strongly influenced by the compensation and employment practices of Cape Bancorp’s competitors within the financial services industry, and elsewhere in the marketplace. We also consider each Named Executive Officer’s individual performance and contribution in achieving corporate goals, which may be subjective in nature.

Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of our organization. The creation of long-term value is highly dependent on the development and effective execution of a sound business strategy by our executive officers.

Other considerations influencing the design of our executive compensation program include that:

•	we operate in a highly regulated industry. We value experience in the financial services industry that promotes the safe and sound operation of Cape Bank;

•	we value executives with sufficient experience in our markets relating to the needs of our customers, products and investments in various phases of the economic cycle;

•	we operate in interest rate and credit markets that are often volatile. We value disciplined decision-making that respects our business plan but adapts quickly to change; and

•

we value the retention and development of incumbent executives who meet or exceed performance objectives. Recruiting executives can be expensive, unpredictable, and have a disruptive effect on our operations.

Components of Compensation. Compensation in 2007 consisted primarily of base salary, annual cash incentive awards based upon a pre-approved cash incentive plan, our Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan, broad-based benefits generally available to all full-time employees, and perquisites available only to certain Named Executive Officers. For 2007, base salary changes were made primarily based upon individual and bank performance, and to a lesser extent changes in employee responsibility.

Our 2007 compensation program for our Named Executive Officers consisted of the following key elements:

•	base salary, which is designed to provide a reasonable level of predictable income commensurate with market standards for the executive’s position;

•	annual cash incentives, which are designed to motivate our executives to meet or exceed annual performance objectives that are derived from our incentive plan; and

•	non-equity incentive compensation in the form of Phantom Restricted Stock and Phantom Option Plans.

Currently, Cape Bancorp’s annual incentive compensation program is cash based and consists of two components. The first component is a “base award,” that is determined based on the attainment of company-wide performance objectives. The second component is an “individual award,” that is based on the attainment of individually-set performance objectives. For each Named Executive Officer with the title of vice president and above, including the President and Chief Executive Officer, individual performance goals are established and each designated Named Executive Officer, other than the President and Chief Executive Officer, is eligible for an “individual award” based on the attainment of such individual goals. Individual performance objectives are determined by the President and Chief Executive Officer. Individualized payments to officers and employees under this program are based on a percentage of salary. The overall amount of incentive compensation available for award is determined based on the prior fiscal year’s aggregate base salaries. See “—Company Performance and Incentive Plan Awards” for a more thorough discussion of our annual incentive compensation program.

In addition, prior to our mutual to stock conversion, we offered our senior management benefits under certain non-equity incentive arrangements, namely:

•	a phantom restricted stock plan

•	a phantom incentive stock option plan

We adopted a phantom restricted stock plan and phantom incentive stock option plan in 2000 (and made awards to officers and directors) modeled after plans available to officers and directors of stock institutions, so that we would remain competitive with such institutions by rewarding performance (as measured under the plans) based on increases in the value of the phantom stock. Additional awards were made over the years to new directors, or to reallocate among existing officers awards forfeited by participants who terminated employment. No awards were made in 2006 or 2007. The awards to each officer were initially made from the pool of available awards on the basis of such person’s compensation relative to the compensation of all eligible officers.

In 2007, in consideration of our stock offering and the expectation of implementing stock-based benefit plans in the future, we amended our phantom restricted stock plan and phantom incentive stock option plan, to permit executives and current directors to make an election in 2007 to receive the amounts credited to their accounts in January 2008. If an officer or director made this election, the phantom shares were valued at $30.41. Each officer and director made this election. Accordingly, no further accruals under the phantom restricted stock plan or phantom incentive stock option plan will be made for officers and directors after 2007.

We also provide to our Named Executive Officers certain broad-based benefits available to all qualifying employees of Cape Bancorp, as well as fringe benefits and perquisites, and retirement and other termination benefits not generally available to all qualifying employees of Cape Bancorp.

The following summarizes the significant broad-based benefits in which the Named Executive Officers were eligible to participate in during 2007:

•	a defined contribution 401(k) retirement plan and discretionary profit-sharing plan;

•	medical coverage (all employees share between 20% to 30% of the cost, depending on their elections); and

•	pre-tax health and dependent care spending accounts.

The Named Executive Officers also were entitled to the following fringe benefits and perquisites in 2007:

•

Named Executive Officers may be selected to participate in a non-qualified deferred compensation plan. The plan provides for benefits that are capped under Cape Bancorp’s broad-based benefits due to Internal Revenue Service salary limitations or limitations due to participation requirements under tax-qualified plans. The plan also permits elective salary and incentive award deferrals.

In addition, Cape Bancorp incurs the expense of one country club membership and related expenses for Mr. Hornsby. In lieu of a monthly automobile allowance, Mr. Hornsby has use of an automobile (including all operating expenses) leased by Cape Bancorp for business and personal use. Personal use of the automobile is reported as taxable income to Mr. Hornsby.

Other than our decision to offer participants the opportunity to cash out of the phantom restricted stock plan and phantom incentive stock option plan in January 2008, our compensation program did not materially change in 2007. We continue to measure short-term incentive compensation by applying the same key incentive goals that we applied in previous years. Similarly, we have increased basic compensation by approximately 4 1/2% to 5%, in line with cost of living increases. Our decision to permit participants to elect to receive a cash distribution from these phantom plans in lieu of further appreciation under such plans was made in consideration of our stock offering and anticipated adoption of stock benefit plans following the offering and the cost of any stock benefit plans adopted.

In addition to the components of executive compensation described above, Messrs. Hornsby and Boyer are each parties to employment agreements with Cape Bancorp. The employment agreements are designed to give Cape Bancorp the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to Cape Bancorp’s operations. The agreements are for a three-year period, are reviewed and renewed annually by the Compensation Committee of the Board of Directors, and provide for salary and bonus payments, as well as additional post-employment benefits, primarily health benefits, under certain conditions, as defined in the employment agreements. The employment agreements were negotiated directly with and recommended for approval by, the Compensation Committee. The Compensation Committee negotiated the agreements with the assistance of outside counsel, and the Compensation Committee believes such agreements are consistent with industry practices and desirable for retaining executive talent.

Analyzing the Components of Compensation. Currently, the Compensation Committee analyzes the level and relative mix of each of the principal components of compensation for Named Executive Officers. The President and Chief Executive Officer also make recommendations to the Committee relating to compensation to be paid to the Named Executive Officers other than himself. Based on this analysis, the Compensation Committee makes annual recommendations to the independent members of the board of directors about each Named Executive Officer’s compensation.

The Compensation Committee reviews the other components of executive compensation (broad-based benefits and executive perquisites), but does not necessarily consider changes to those components on an annual basis. Changes to the level or types of benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the Compensation Committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not with reference to a particular Named Executive Officer’s compensation. Decisions about these components of compensation are made without reference to the Named Executive Officers’ salary and annual cash incentives, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.

The Compensation Committee seeks to create what it believes is the best mix of base salary and annual cash incentives in delivering the Named Executive Officers’ total cash compensation. These components are evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements or from market survey data.

For each Named Executive Officer, a significant percentage of total cash compensation is at-risk, meaning that it will generally be earned when Cape Bank or the Named Executive Officer is successful in ways that are aligned with and support Cape Bancorp’s interests.

The Compensation Committee determines the base salary and annual incentive cash award components for each Named Executive Officer, including the Chief Executive Officer. For 2006, base salary changes were made primarily based upon increases in individual performance, and to a lesser extent changes in employee responsibility. For 2007, the Compensation Committee augmented Cape Bank’s historical annual incentive cash “base award,” which was based primarily on corporate-wide performance objectives, to include an additional cash award based upon individually-set performance objectives.

The process of assembling target total cash compensation for the Named Executive Officers is forward-looking in nature. The at-risk annual incentive cash award component is based on the expectation that target levels of performance will be achieved over the following year. Actual performance over the applicable measurement period may exceed or fall short of the targets resulting in the Named Executive Officer receiving an annual incentive cash award that is above or below the initial targeted level.

The annual incentive cash awards granted in prior years are not taken into account by the Compensation Committee in the process of setting compensation targets for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of at-risk compensation. If current year awards were increased to make up for below-target performance in prior years or decreased to account for above-target performance in prior years, the Committee would be diluting or eliminating the link between performance and reward.

The objective of the compensation-setting process is to establish the appropriate level and mix of total compensation for each Named Executive Officer. The Compensation Committee believes that the accounting treatment of any given element of total cash compensation is a relevant consideration in the design and compensation-setting process and considers the effect, as applicable, when determining total cash compensation.

The Compensation Committee considers, but does not give undue weight to, the tax treatment of each component of compensation. Under Section 162(m) of the Internal Revenue Code, annual compensation paid to certain Named Executive Officers is not deductible if it exceeds $1 million unless it qualifies as “performance-based compensation” as defined in the Internal Revenue Code and related tax regulations. Base salary is not a form of performance-based compensation. Many fringe benefits also do not qualify as performance-based compensation. Annual incentive cash awards may qualify as a form of performance-based compensation under the income tax regulations. In 2007 and for prior years, we have not been subject to tax deduction limitations under Section 162(m).

Stock Ownership Guidelines. Each of our directors and Named Executive Officers participated in our initial stock offering or received shares of our Common Stock in our acquisition of Boardwalk Bancorp, Inc. and, at this time, we have not deemed it necessary to establish any formal policies or guidelines addressing expected levels of stock ownership by the directors or Named Executive Officers.

Exceptions to Procedures. The Compensation Committee may from time to time recommend to the full board of directors that they approve the payment of special cash compensation to one or more Named Executive

Officers in addition to payments approved during the normal annual compensation-setting cycle. The Committee may make such a recommendation if it believes it would be appropriate to reward one or more Named Executive Officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle.

The Committee will make off-cycle compensation decisions and recommendations whenever a current employee is promoted to executive officer status, or an executive officer is hired. The Committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.

Committee Actions During 2006 and 2007 Affecting 2007 Compensation. The Compensation Committee took certain actions during 2006 that affected executive compensation for the 2007 year. During the fourth quarter of 2006, the Compensation Committee evaluated the base salary and bonus components of Cape Bank’s Named Executive Officers as compared to proxy and survey data provided by various compensation surveys.

The Compensation Committee reviewed the base salary and bonus information compiled by the surveys, and then formulated a recommendation for the base salary and annual incentive cash award components of each Named Executive Officer’s compensation in relation to that information. For 2007, the total cash compensation for the Named Executive Officers was targeted using approximately the 50th percentile of the survey and peer group. Total cash compensation for each Named Executive Officer may then be adjusted on an individual basis to reflect a variety of factors. Deviations from the targets typically reflect each executive’s experience and expertise, value to the organization, specific responsibilities assumed by the executive, and knowledge of our organization.

Annual Compensation-Chief Executive Officer. In December 2006, the Compensation Committee recommended, and the board of directors approved, the various components of Mr. Hornsby’s 2007 annual compensation. Details regarding base salary and annual incentive cash awards are included in the detailed compensation tables following this section.

For 2007, the Committee established a base salary for Mr. Hornsby of $262,500, and a maximum bonus amount of 30% of such base salary. These targets were established based on the recent financial performance of Cape Bank, the estimated value of Mr. Hornsby’s services in the marketplace, and the Committee’s view of Mr. Hornsby’s critical role in the future success of Cape Bank.

After establishing the target value for Mr. Hornsby’s overall total cash compensation, the Committee made detailed determinations for each element of compensation in order to arrive at the desired overall result:

•

Base Salary: The Committee set Mr. Hornsby’s base salary at $262,500, representing a 5.0% increase from his base salary in 2006. At this level, Mr. Hornsby’s base salary represented approximately 76% of the target value of his total cash compensation, consistent with the Committee’s philosophy of emphasizing the at-risk components of total cash compensation for executive officers.

•	Annual Incentive Cash Award: Mr. Hornsby’s “target award” for 2007 was established at 20% of his base salary for 2007, based on Cape Bank’s 2006 performance.

All Compensation Committee actions taken with respect to Mr. Hornsby’s compensation were presented as recommendations for approval by the full board of directors. The Committee’s recommendations regarding Mr. Hornsby’s 2007 base salary were approved by the full board of directors in December 2006. The Committee’s recommendations regarding Mr. Hornsby’s 2007 annual incentive cash award were approved by the full board of directors in December 2006.

For 2008, the Committee selected the following surveys for use in benchmarking Mr. Hornsby’s (and the other Named Executive Officers’) compensation:

America’s Community Bankers’ Survey

L.R. Webber Compensation Survey

New Jersey League of Community Bankers Compensation Survey

SNL Executive Compensation Review

The companies represented in these surveys are all in the financial services industry. The companies in the peer group were selected primarily on the basis of asset size, geography, and product and service offerings. Compensation information for companies included in the peer group was obtained by reviewing publicly available proxy statements and other relevant filings made with securities regulatory authorities.

Based upon this review, Mr. Hornsby’s base salary for 2008 was established at $325,000. The Committee considered the mix of compensation components related to Cape Bank’s short and long-term strategic plans.

Annual Compensation- Other Named Executive Officers. In December 2006, the Compensation Committee recommended, and the full the board of directors approved, the total cash components of annual compensation for all other Named Executive Officers. Details regarding base salary and annual incentive cash awards made to the Named Executive Officers are included in the detailed compensation tables following this section. The Committee evaluated the overall level of total cash compensation for each Named Executive Officer (other than the Chief Executive Officer) after considering the recent performance of Cape Bank and the role of each Named Executive Officer, the criticality of each Named Executive Officer to the future success of Cape Bank in attaining its goals and their experience, contribution and knowledge of our organization.

The target value of the Named Executive Officers’ total cash compensation, as established by the Committee for 2007, generally followed the same steps as outlined above for the Chief Executive Officer.

After establishing the target value for each Named Executive Officer’s overall total cash compensation, the Committee made detailed determinations for each element of that package in order to arrive at the desired overall result:

•

Base Salary: The Committee first set the 2007 base salary for each Named Executive Officer within target dollar ranges contemplated by internal guidelines. Salary increases for the Named Executive Officers represented increases ranging from 4% to 6%, compared to base salaries for 2006. At these levels, base salaries represented approximately 85.0% of the target value of each Named Executive Officer’s total cash compensation, consistent with the Committee’s philosophy of emphasizing the at-risk components of total cash compensation for executive officers. 2007 base salary for the Named Executive Officer was approved by the full board in December 2006.

For 2007, the Committee established the target value of Messrs. Boyer, Houston and Dembin and Ms. Steiger’s base salary and annual incentive cash award at approximately $192,760, $175,497, $133,560, and $108,120, respectively. The Compensation Committee reviewed the base salary and bonus information compiled by the outside consultant from the relevant survey data and the proxy data described above, and then formulated a recommendation for the base salary and annual incentive cash award components for each of the Named Executive Officers other than the Chief Executive Officer for 2007.

Based upon this review, base salaries for 2007 for Messrs. Boyer, Houston and Dembin and Ms. Steiger were established at $158,000, $143,850, $111,300, and $90,100, respectively. The Committee considered the mix of compensation components related to Cape Bank’s short and long-term strategic plans and the Named Executive Officers’ roles, experience, responsibilities and knowledge of the organization.

Employee Stock Ownership Plan. The board of directors approved the establishment of an employee stock ownership plan in connection with the stock offering. The employee stock ownership plan is a tax-qualified, broad-based employee benefit program. All Named Executive Officers, including the Chief Executive Officer, are eligible to receive benefits under this program.

Executive Compensation

Summary Compensation Table

The following information is furnished for the principal executive officer and principal financial officer of Cape Bancorp or its subsidiaries for 2007 and 2006 and the three most highly compensated executive officers of Cape Bancorp or its subsidiaries whose total compensation for 2007 exceeded $100,000. Mr. Dembin resigned from the Company effective March 7, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Herbert L. Hornsby, Jr. President and Chief Executive Officer	2007	262,500	—	477,129	(1)	169,000	17,689	926,318
	2006	250,000	—	138,030	(1)	154,000	16,277	558,307

Robert J. Boyer Executive Vice President and Chief Financial Officer	2007	158,000	—	269,326	(2)	69,000	5,772	502,098
	2006	145,000	—	73,705	(2)	51,000	6,155	275,860
Fred A. Houston Senior Vice President	2007	143,850	—	262,898	(3)	82,000	759	489,507
	2006	137,000	—	71,108	(3)	68,000	4,943	281,051

William H. Dembin Senior Vice President of Commercial Loans	2007	111,300	—	162,173	(4)	10,000	4,272	287,745
	2006	105,000	—	48,424	(4)	7,000	3,325	163,749

Kathryn M. Steiger Senior Vice President of Residential Loans	2007	90,100	—	162,609	(5)	36,000	2,611	291,320
	2006	85,000	—	44,207	(5)	29,000	3,259	161,466

(1)

For 2007, comprised of $67,176 in incentive compensation earned under the annual cash incentive compensation program and $409,953 earned under Cape Bank’s Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan. For 2006, comprised of $51,700 in incentive compensation earned under the annual cash incentive compensation program and $86,330 earned under Cape Savings Bank’s Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan.

(2)

For 2007, comprised of $30,675 in incentive compensation earned under the annual cash incentive compensation program and $238,651 earned under Cape Bank’s Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan. For 2006, comprised of $23,448 in incentive compensation earned under the annual cash incentive compensation program and $50,257 earned under Cape Savings Bank’s Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan.

(3)

For 2007, comprised of $24,247 in incentive compensation earned under the annual cash incentive compensation program and $238,651 earned under Cape Bank’s Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan. For 2006, comprised of $20,851 in incentive compensation earned under the annual cash incentive compensation program and $50,257 earned under Cape Savings Bank’s Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan.

(4)

For 2007, comprised of $19,294 in incentive compensation earned under the annual cash incentive compensation program and $142,879 earned under Cape Bank’s Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan. For 2006, comprised of $18,336 in incentive compensation earned under the annual cash incentive compensation program and $30,088 earned under Cape Savings Bank’s Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan.

(5)

For 2007, comprised of $13,110 in incentive compensation earned under the annual cash incentive compensation program and $149,499 earned under Cape Bank’s Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan. For 2006, comprised of $12,725 in incentive compensation earned under the annual cash incentive compensation program and $31,482 earned under Cape Savings Bank’s Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan.

(6)	Comprised of the change in value for each of Cape Bank’s pension plan and nonqualified plan.
(7)	Includes payments in lieu of unused personal and sick days and, in the case of Mr. Hornsby, country club dues and an automobile allowance.

Employment Agreements. Cape Bank entered into employment agreements with Messrs. Hornsby and Boyer, effective January 1, 2007. The agreements for each of Messrs. Hornsby and Boyer have an initial term of three years. Unless notice of non-renewal is provided, the agreements renew annually. The agreements provide for the payment of a base salary, which will be reviewed at least annually, and which may be increased, but not decreased (except for a decrease not in excess of any decrease that is applicable generally to all employees). Effective January 1, 2008, the base salaries for Messrs. Hornsby and Boyer will be $325,000 and $225,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, and reimbursement of business expenses, including fees for memberships in clubs and organizations. Each executive’s employment may be terminated for just cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Messrs. Hornsby and Boyer are entitled to severance payments and benefits in the event of termination of employment under specified circumstances, including executive’s termination of employment for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following:

(1)	a failure to appoint or reappoint the executive to his executive position;

(2)	a material change in the executive’s functions, duties, or responsibilities, which change would cause the executive’s position to become one of lesser responsibility, importance or scope;

(3)	a relocation of the executive’s principal place of employment by more than 50 miles from its location as of the date of the employment agreement;

(4)	a material reduction in the benefits and perquisites including base salary (other than a reduction generally applicable to all officers or employees);

(5)	a liquidation or dissolution of Cape Bank; or

(6)	a material breach of the employment agreement by Cape Bank.

In the event of Messrs. Hornsby’s or Boyer’s involuntary termination or resignation from employment following the occurrence of one of the circumstances identified above, including such a termination or resignation following the occurrence of a change in control of Cape Bancorp or Cape Bank, the executive will be entitled to a severance payment equal to three times the sum of the executive’s base salary and the highest rate of bonus awarded to the executive during the prior three years, payable in a lump sum. In addition, Cape Bank will pay a lump sum benefit to the executive equal to the contributions to which the executive would have been entitled under any tax-qualified defined contribution plan and the excess of the present value of the benefit to which the executive would have been entitled under any defined benefit plan if the executive had continued to work for Cape Bank for 36 months following the event of termination over the present value of the benefit to which the executive is actually entitled. In addition, Cape Bank will continue to provide for 36 months at Cape Bank’s expense, life insurance and non-taxable medical and dental coverage substantially comparable to the coverage maintained for the executive prior to his termination. The cash payment to which the executives will be entitled will be paid within 60 days of termination, provided, however, that if the executives are “specified employees,” as defined in Section 409A of the Internal Revenue Code, then the maximum amount that can be paid within the first six months following the executive’s separation from service will be paid and the remainder will be paid on the first day of the seventh month following the executive’s separation from service. Mr. Hornsby’s employment agreement provides that in the event of his termination of employment for any reason other than retirement, his service as a director of Cape Bank and Cape Bancorp will also terminate.

Upon termination of the executive’s employment other than in connection with a change in control, the executive agrees not to compete with Cape Bancorp or Cape Bank, for one year following termination of employment, within 50 miles of the locations in which Cape Bancorp or Cape Bank has business operations or has filed an application for regulatory approval to establish an office.

Should the executive become disabled, the executive would be entitled to benefits provided under any disability program sponsored by Cape Bancorp or Cape Bank. To the extent that such benefits are less than the executive’s base salary, Cape Bank would continue to pay the difference between the benefits provided under any disability program sponsored by Cape Bank or Cape Bancorp and the executive’s base salary for the longer of the remaining term of the agreement or one year, and would continue to provide life insurance and non-taxable medical and dental coverage. Such coverage will cease upon the earlier of (i) the date the executive returns to full time employment with Cape Bank or another employer, (ii) the date the executive attains age 65, or (iii) death. In the event the executive dies while employed by Cape Bank, the executive’s beneficiary, personal representatives or estate will be paid the executive’s base salary for one year and the executive’s family will be entitled to continuation of medical and dental benefits for one year.

Upon termination of the employment agreement upon retirement (as defined therein), the executive would only be entitled to benefits under any retirement plan of Cape Bank and other plans to which the executive is a party.

Cape Bank also entered into employment agreements with Michael D. Devlin and Guy A. Deninger, the former Chief Executive Officer and former Chief Lending Officer of Boardwalk Bank, respectively, effective as of the effective date of the merger between Boardwalk Bancorp and Cape Bancorp. The agreements for each of Mr. Devlin and Mr. Deninger have a term of two years; however, Mr. Devlin may terminate his employment agreement, provided such termination occurs no earlier than 6 months after the employment agreement’s effective date, and become a party to a consulting agreement for the duration of the two-year term. The employment agreements provide for the payment of a base salary, which will be reviewed at least annually, and which may be increased, but not decreased (except for a decrease not in excess of any decrease that is applicable generally to all employees). Under the agreements, the current base salaries for Messrs. Devlin and Deninger are $240,000 and $175,000, respectively. In addition to the base salary, each agreement provides for the payment of retention bonuses equal to $150,000 and $80,000, respectively. Each of these retention bonuses is payable at the rate of 50% on the first day of the 9th month after the employment agreement’s effective date, and 50% on the first day of the eighteenth month after the employment agreement’s effective date, provided the executive remains in the employ of Cape Bank or, in the case of Mr. Devlin, becomes a consultant to Cape Bank. In addition, Cape Bank will continue Mr. Devlin’s supplemental disability policy maintained by Boardwalk Bank and will provide Mr. Devlin with term life insurance protection with a death benefit of $725,000. Each of Messrs. Devlin and Deninger is also entitled to participate in any other incentive compensation and bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, and reimbursement of business expenses, including fees for memberships in clubs and organizations. Each executive’s employment may be terminated for just cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Messrs. Devlin and Deninger are entitled to severance payments and benefits upon the occurrence of the same events as set forth in Messrs. Hornsby and Boyer’s employment agreements. Severance payments for Messrs. Devlin and Deninger will be equal to the executive’s base salary due for the remaining unexpired term of the agreement, plus, if severance occurs prior to payment of the retention bonus, the retention bonus described above, payable in a lump sum, in the same manner as for Messrs. Hornsby and Boyer.

Mr. Devlin’s agreement provides that in the event he becomes disabled, he will be entitled to benefits provided under any disability program sponsored by Cape Bank, plus the additional supplemental disability policies assumed by Cape Bank and maintained for the executive’s benefit. Mr. Deninger’s employment agreement provides that, to the extent disability benefits provided by Cape Bank are less than the executive’s base salary, Cape Bank will continue to pay the difference between the benefits provided under any disability program sponsored by Cape Bank and the executive’s base salary for the remaining term of the agreement. Mr. Devlin would also continue to receive medical and dental coverage until the expiration of the later of the term of the employment agreement or the consulting agreement. Mr. Deninger would continue to receive medical and dental coverage until the expiration of the term of the employment agreement. In the event of Mr. Devlin’s death, the executive’s beneficiary will be paid the executive’s base salary for the remaining term of the agreement. In the event of Mr. Deninger’s death, the executive’s beneficiary will be paid the executive’s base salary and bonus for the remaining term of the agreement.

Mr. Devlin’s agreement provides that in the event the executive also serves as a member of the board of directors of Cape Bank or an affiliate and he is terminated for cause, his service as a director would terminate immediately.

In the event of termination of the employment agreement upon retirement (as defined therein), the executive would only be entitled to benefits under any retirement plan of Cape Bank and other plans to which the executive is a party. The employment agreements also provide that in the event termination payments include an “excess parachute payment” under Section 280G of the Internal Revenue Code, such benefits will be reduced accordingly.

The employment agreements for Messrs. Devlin and Deninger contain noncompete provisions similar to those for Messrs. Hornsby and Boyer; however, Messrs. Devlin and Deninger’s obligation not to compete is for a duration of two years. In addition, as an inducement to the executive to honor the noncompete provisions, Cape Bank will pay Mr. Devlin, on the first day of the seventh month following the executive’s termination, a lump sum cash payment of $725,000. In the event Mr. Devlin violates the noncompete provisions during the first year following termination, Mr. Devlin will reimburse that amount with interest at the rate of 6% per annum. In the event Mr. Devlin violates the noncompete provisions during the second year following termination, Mr. Devlin will reimburse Cape Bank $362,000 with interest at the rate of 6% per annum. Mr. Deninger’s agreement provides that as an inducement to the executive to honor the noncompete provisions of the employment agreement, Cape Bank will pay him two lump-sum payments, one on the first day of the seventh month following the executive’s termination and the second, on the first day of the 18th month following termination, each in the amount of $175,000, unless, within ten days of the executive’s termination, Cape Bank determines to waive such payment requirement. In the event Mr. Devlin or Mr. Deninger compete in violation of the noncompete provision, the executive will be required to return any amounts paid under the employment agreement and will be subject to a possible injunction to restrain such violation and to the recovery of damages.

The following table shows as of December 31, 2007, potential payments to the named executive officers following a termination of employment or a change in control of Cape Bank or Cape Bancorp.

	Voluntary Resignation (1)(8)	Early Retirement (1)(8)	Involuntary Termination Without Cause (1) (8)		Involuntary Termination for Cause		Involuntary Termination after Change in Control (9)		Disability (1)(8)		Death (10)
Herbert L. Hornsby, Jr.
Employment Agreement	$—	$—	$1,191,155	(2)		$—	$1,191,155	(2)	$935,032	(3)	$276,637	(4)
Phantom Restricted Stock Plan	$438,330	$438,330	$438,330			$—	$438,330		$438,330		$438,330
Phantom Incentive Stock Option Plan	$511,625	$511,625	$511,625		$		$511,625		$511,625		$511,625

Robert J. Boyer
Employment Agreement	$—	$—	$696,190	(5)		$—	$696,190	(5)	$721,838	(6)	$172,137	(7)
Phantom Restricted Stock Plan	$259,002	$259,002	$259,002			$—	$259,002		$259,002		$259,002
Phantom Incentive Stock Option Plan	$300,680	$300,680	$300,680			$—	$300,680		$300,680		$300,680

Fred A. Houston
Phantom Restricted Stock Plan	$259,002	$259,002	$259,002			$—	$259,002		$259,002		$259,002
Phantom Incentive Stock Option Plan	$300,680	$300,680	$300,680			$—	$300,680		$300,680		$300,680

William H. Dembin
Phantom Restricted Stock Plan	$113,673	$113,673	$113,673			$—	$113,673		$113,673		$113,673
Phantom Incentive Stock Option Plan	$149,355	$149,355	$149,355			$—	$149,355		$149,355		$149,355

Kathryn M. Steiger
Phantom Restricted Stock Plan	$162,237	$162,237	$162,237			$—	$162,237		$162,237		$162,237
Phantom Incentive Stock Option Plan	$188,364	$188,364	$188,364			$—	$188,364		$188,364		$188,364

(1)

The Phantom Incentive Stock Option Plan and Phantom Restricted Stock Plan each provide that, in the event a participant terminates employment for any reason (other than due to death, termination for cause, or following a change in control), the participant is entitled to his or her vested accrued benefit as of the end of the month immediately proceeding the early termination.

(2)

In the event of termination without cause (including a termination without cause following a change in control), Mr. Hornsby’s employment agreement provides for a payment equal to three times the sum of the highest base salary plus highest bonus paid in the last completed fiscal year ($989,028), plus a lump sum cash payment equal to the contributions to which executive would have been entitled under any tax qualified defined contribution plans, such as the 401(k) plan ($11,328) plus the excess of the present value of the benefit to which executive would have been entitled under the tax-qualified defined benefit plan sponsored by Cape Bank if executive had continued to work for 36 months after the effective date of the termination ($139,328), plus non-taxable medical and dental coverage and life insurance coverage substantially comparable to the coverage maintained by Cape Bank for executive prior to termination of employment (approximately $51,471).

(footnotes continue on following page)

(3)

In the event of disability, Mr. Hornsby’s employment agreement provides that he will be entitled to his base salary for the longer of the remaining term of the employment agreement or one year, reduced by benefits paid under any disability policy ($787,500), plus life, medical and dental coverage until the earlier of (i) return to full-time employment, (ii) age 65 or (iii) death. If such benefits were provided to age 65, we estimate their value to be approximately $147,532.

(4)

In the event of his death, Mr. Hornsby’s beneficiary, legal representative, or estate would be entitled to his base salary for a period of one year ($262,500) and his family would be entitled to medical and dental coverage for one year ($14,137).

(5)

In the event of termination without cause (including a termination without cause following a change in control), Mr. Boyer’s employment agreement provides for a payment equal to three times the sum of the highest base salary plus highest bonus paid in last completed fiscal year ($566,025), plus a lump sum cash payment equal to the contributions to which executive would have been entitled under any tax qualified defined contribution plans, such as the 401(k) plan ($11,627) plus the excess of the present value of the benefit to which executive would have been entitled under the tax-qualified defined benefit plan sponsored by Cape Bank if executive had continued to work for 36 months after the effective date of the termination ($67,067), plus non-taxable medical and dental coverage and life insurance coverage substantially comparable to the coverage maintained by Cape Bank for executive prior to termination of employment (approximately $51,471).

(6)

In the event of disability, Mr. Boyer’s employment agreement provides that he will be entitled to his base salary for the longer of the remaining term of the employment agreement or one year, reduced by benefits paid under any disability policy ($474,000), plus life, medical and dental coverage until the earlier of (i) return to full-time employment, (ii) age 65 or (iii) death. If such benefits were provided to age 65, we estimate their value to be approximately $247,838.

(7)

In the event of his death, Mr. Boyer’s beneficiary, legal representative, or estate would be entitled to his base salary for a period of one year ($158,000) and his family would be entitled to medical and dental coverage for one year ($14,137).

(8)

Under the Phantom Restricted Stock Plan and the Phantom Incentive Stock Option Plan, upon early termination of employment (other than due to termination for cause, death or following a change in control), the executive is entitled to the value of his or her account for the month ending immediately prior to his or her termination of employment, multiplied by his or her vested percentage. The amount is payable commencing on the first day of the month following the end of the plan year in which the executive has a termination of employment in a 180-month fixed annuity, crediting interest at an annual rate of 7.72%.

(9)

On a change in control, the executive is entitled to the projected value of the executive’s account in plan year 10 (i.e., in 2010) under each of the Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan. The amount is payable commencing on the first day of the month following the end of the plan year in which the executive has a termination of employment in a 180-month fixed annuity, crediting interest at an annual rate of 7.72%.

(10)

Upon death during active service, an executive’s beneficiary is entitled to the greater of 100% of the value of the executive’s account at time of death under both the Phantom Restricted Stock Plan and Phantom Incentive Stock Option Plan or a specific dollar amount set forth in the plan. In all cases, as of December 31, 2006, the specific dollar amount set forth in the plans provided the greater benefit. The benefit is payable in 180 equal monthly installments, with interest credited at a rate of 7.72%, commencing within 60 days of the executive’s death.

Company Performance and Incentive Plan Awards. Each year, the Compensation Committee establishes a company-wide performance measure for use in making funding determinations that affect payment of “base awards” and “individual awards.” Actual performance is evaluated against the company-wide performance measure after the close of the year to which the measure applies. The results of that comparison are used to calculate the level of funding available to pay “base awards” and “individual awards.”

Actual available funding to pay annual incentive cash awards is further determined by objective target performance measures that reflect Cape Bank’s operating results for the year for which the targets are established. The Compensation Committee has historically sought to ensure that attainment of the target performance measures are challenging, balanced and achievable. In 2006, for the calendar year 2007, the Compensation Committee established four performance targets, consisting of transaction account deposit growth of 5.68% from October 1, 2006 through September 30, 2007, return on average assets of 55 basis points from October 1, 2006 through September 30, 2007, preferred loan growth (loans with terms of 15 years or less) of 2.15% from October 1, 2006 through September 30, 2007, and performing loans to total loans of 98.5% from October 1, 2006 through September 30, 2007. Each of these factors is evenly weighted and the achievement of each factor comprises 25% of the maximum award potential. Throughout the year, the Compensation Committee reviews Cape Bank’s performance relative to its peer group, which in 2007 was identified as the Federal Deposit Insurance Corporation peer group to which Cape Bank was assigned for Uniform Bank Performance Reporting, including “all FDIC insured savings banks having assets in excess of $1 billion.” The Compensation Committee also reviews performance against a peer group consisting of all New Jersey financial institutions with total assets of $500 million to $1.0 billion. The Compensation Committee seeks to establish a target based on earnings from sources that are reasonably predictable and stable. Bonuses for each of the Named Executive Officers are set as a percentage of such person’s base salary, with a range among Named Executive Officers, at the maximum bonus level, of between 20% and 30% of base salary. In order to earn the maximum bonus, Cape Bank must achieve at least 150% of all four targets. The minimum performance level on each factor that will achieve a bonus is 90% of targeted performance. For 2007, Cape Bank achieved one performance goal at the target level (return on average assets was at 133% of target) and achieved two performance goals at the maximum level (i.e., preferred loan growth and performing loans to total loans each exceeded 150% of the target level). Cape Bank fell below the minimum of its target range with respect to transaction account deposit growth goal.

Incentive bonuses with respect to the company-wide targets are paid semi-annually during the year, in June and December. At mid-year, performance is measured at 50% of the targeted goal. Depending on the targeted level achieved at mid-year, 50% of the incentive bonus is determined for each individual and 75% of that amount is paid at mid-year, with 25% reserved and paid at year-end, provided that goals continue to be achieved.

For purposes of the “individual awards,” each Named Executive Officer other than the Chief Executive Officer is also evaluated on several individual performance measures set by the Chief Executive Officer with oversight from the Compensation Committee. The individual awards relate to the strategic business objectives of such individual for the ensuing year. The degree to which a Named Executive Officer satisfies these individualized measures is taken into account in determining the amount to be paid to that executive as an “individual award.”

More specifically, at year-end, each executive’s individual performance is reviewed based on the goals set for such individual (which are based on such person’s job responsibilities). These goals generally support Cape Bank’s ongoing business operations, such as regulatory, compliance, and strategic business plan and profitable growth. The identification and weighting of goals are agreed upon between the individual executive and the Chief Executive Officer of Cape Bank prior to forwarding the goals to the Compensation Committee for confirmation. Each individual’s goals are kept confidential by the Chief Executive Officer and the Compensation Committee. If the executive performs at a level that is considered outstanding, then consideration may be given for an additional bonus award that may range between 10% and 20% of the incentive bonus awarded in December. For the 2007 year, Messrs. Boyer, Houston and Dembin and Marie G. Haffner received an increased incentive bonus based on exceeding individual performance goals.

Change in Control Agreements. Cape Bank entered into change in control agreements with six officers of Boardwalk Bank (one of whom is no longer employed by Cape Bank) on July 26, 2007, effective as of the date of the merger between Boardwalk Bancorp and Cape Bancorp. The term of the agreements is one year for the five officers, renewable for an additional year on each anniversary date of the agreement, such that the remaining term of the agreement will always be one year for the five officers, unless a written notice of non-renewal is provided to the officer. As of the effective date of the merger of Cape Bancorp and Boardwalk Bancorp, the change in control agreements supersede and replace the existing change in control agreements between Boardwalk Bank and each such officer. The duration and payment under each Cape Bank change in control agreement is identical to the duration and payment under each Boardwalk Bank change in control agreement that is superseded. We elected to offer new change in control agreements to these officers rather than continue their existing agreements with Boardwalk Bank in order to eliminate their ability under their existing agreements to voluntarily terminate their employment and receive a change in control payment upon completion of the merger. We believe that the terms of the new change in control agreements are appropriate and provide incentives for key Boardwalk Bank employees to remain with Cape Bank after the merger. We intend to review the agreements on their anniversary dates in light of our own compensation policies and philosophies, and we may choose not to extend one or more of these agreements on their renewal dates.

In the event of a change in control followed by the officers’s voluntary or involuntary termination of employment, other than for cause, the officer will be entitled to severance payments.

In the event of a change in control, the officer will have the right to voluntarily terminate his employment following:

•	a material change in the officer’s functions, duties, or responsibilities, which change would cause the officer’s position to become one of lesser responsibility, importance or scope,

•	a relocation of the officer’s principal place of employment by more than 50 miles from its location as of the date of the employment agreement, or

•	a material reduction in the benefits and perquisites, including base salary.

In the event of a change in control followed by the officer’s involuntary termination other than for cause or resignation from employment following the occurrence of one of the circumstances identified above, the officer will be entitled to a severance payment equal to one times the sum of the officer’s highest annual rate of base salary plus the highest bonus paid to the officer with respect to the completed fiscal year prior to the change in control. In addition, each officer will be entitled to life insurance coverage and non-taxable medical and dental coverage for one year following severance. Any cash severance payment will be made in a lump sum within 30 days or, in the event the officer is a “specified employee” as defined in Section 409A of the Internal Revenue Code, on the first day of the seventh full month of the officer’s termination of employment. The change in control agreements also provide that in the event severance payments would include an “excess parachute payment” under Section 280G of the Internal Revenue Code, such benefits will be reduced accordingly.

Benefit Equalization Plan. Cape Bank has adopted an Amended and Restated Benefit Equalization Plan to provide certain executives with benefits to which they would otherwise be entitled under Cape Bank’s Defined Benefit Pension Plan and 401(k) plan, but for the limitations imposed by the Internal Revenue Code. The Amended and Restated Benefit Equalization Plan was adopted to incorporate the required provisions of Section 409A. During fiscal 2007, only Mr. Hornsby participated in the Amended and Restated Benefit Equalization Plan. The Compensation Committee of Cape Bank administers the plan.

Upon termination of service due to any reason other than death, a participant will be entitled to a benefit equal to the difference between the annual pension benefit to which the participant would be entitled under the defined benefit pension plan but for the tax law limits and the amount of the annual pension benefit to which the participant is actually entitled under the defined benefit pension plan, provided, however, that for purposes of determining the participant’s “salary” upon which the annual pension benefit is calculated, any amounts deferred under the benefit equalization plan are included. The annual pension benefit will be payable as a life annuity with 10 years certain, provided that a participant may make an election prior to the date distributions commence to have the annual pension benefit converted to any other optional form of life annuity available under the Amended and Restated Benefit Equalization Plan that is the actuarial equivalent of the annual pension benefit. Alternatively, a participant may elect in writing prior to the end of the transition period for making new elections under Section

409A of the Internal Revenue Code, to receive payment in a lump sum distribution. If a participant dies before benefit payments commence to the participant or after they commence (assuming the participant did not elect an optional form of benefit payment), the participant’s beneficiary will receive a lump sum distribution equal to the commuted value of ten years of payments under the annual pension benefit, reduced by the number of years such benefits were received by the participant, if any. If a participant had received benefits for 10 years, no payments would be due to the beneficiary on the participant’s death. If the participant had elected and was receiving an optional form of benefit, the participant’s beneficiary would receive the death benefit, if any, payable under such optional form of benefit.

Under the 401(k) portion of the Amended and Restated Benefit Equalization Plan, participants may make annual deferrals of compensation in an amount up to the difference between the maximum amount the participant would be permitted to contribute to Cape Bank’s 401(k) plan for the given year but for the limitations of the Internal Revenue Code and the deferrals actually made to the 401(k) plan by the participant for the plan year. For each calendar year after 1999, if a portion of a participant’s contribution to the tax-qualified 401(k) plan is returned after the end of the preceding calendar year due to the tax law limits, and if the participant had made an election on the applicable deferral agreement, the participant is entitled to reduce his compensation for the current year by the amount of such returned contribution. A participant will be required to enter into a deferral agreement at least 30 days prior to the commencement of the calendar year for which the compensation subject to the deferral election will be paid. Cape Bank will establish a supplemental 401(k) plan account for each participant and credit the account with such contributions. Upon termination of service due to any reason other than death, the supplemental 401(k) plan benefit will be payable in a lump sum. Upon termination of service due to death, the supplemental 401(k) plan benefit under the Amended and Restated Benefit Equalization Plan will be payable to the participant’s beneficiary in a lump sum, pursuant to the participant’s initial deferral election.

In the event of a change in control of Cape Bank or Cape Bancorp, the participant’s supplemental 401(k) plan benefit and supplemental defined benefit plan will be paid to the participants in a lump sum at the time of the change in control, unless a participant has selected an alternative form of distribution upon a change in control. Such an election, if made, must be made by a participant not later than December 31, 2007, or if later, the last day of the transition period under Code section 409A, or with respect to new plan participants within 30 days after the participant first becomes eligible to participate in the Amended and Restated Benefit Equalization Plan.

Phantom Restricted Stock Plan. Prior to completion of our mutual to stock conversion and initial public offering, we maintained a nonqualified phantom restricted stock plan represented by individual agreements for a select group of officers, including Messrs. Hornsby, Boyer, Houston, Dembin, Ropiecki, and Ms. Haffner and Ms. Steiger and six current non-employee directors and five former directors of Cape Bank. Participants in the agreements are granted phantom restricted stock awards in amounts set forth in each participant’s agreement. We have set forth below the awards to each of the officers.

Phantom Restricted Stock Plan
Officer	2000 Awards	2004 Awards

Herbert L. Hornsby, Jr.	13,819	595
Robert J. Boyer	8,517	—
Fred A. Houston	8,517	—
William H. Dembin	—	3,738
Jeffrey S. Ropiecki	4,356	753
Marie G. Haffner	5,059	—
Kathryn M. Steiger	5,335	—

The value of a participant’s restricted stock account is based on the increase in value of a share of phantom stock over a 10-year period beginning on the initial effective date of the plan, which was November 1, 2000 and ending on October 31, 2010, multiplied by the number of shares of phantom restricted stock awarded to the executive or director. The maximum value of a share of phantom stock achievable under the plan is $31.06. The fair market value of the phantom stock determined on the effective date was $10.00 for persons who commenced participation in the plan on such date. Thereafter, the fair market value, as determined under the plan, was equal to such value on the date of the award, as determined under the plan. The fair market value is increased annually over a 10-year period based on a formula that takes into consideration Cape Bank’s annual growth rate, as determined by multiplying its capital account by an adjustment factor. The adjustment factor is determined by dividing Cape Bank’s capital-to-asset ratio by a base rate of 8%. In accordance with the terms of the agreements, the fair market value of the phantom stock will not increase more than 12% per year; however, if the annual growth rate exceeds 12%, the excess may be carried over to the next plan year. After 10 years from the initial effective date of the plan, or on the normal benefit date, the aggregate value of the executive’s or director’s phantom restricted stock account will be finally determined. Commencing on the first day of the month following the normal benefit date, Cape Bank will annuitize the account balance of the executive’s or director’s phantom restricted stock account, crediting interest at a rate of 7.72%, and will pay the benefit to the executive or director in equal monthly installments over a period of 180 months, unless the executive or director makes an election to defer the distribution. In the event the executive or director elects to defer the distribution, the participant’s account will be credited with interest at an annual rate equal to 7.72%, compounded monthly.

In connection with the stock offering and in compliance with Section 409A of the Internal Revenue Code, the phantom restricted stock plan was amended to permit executives or current directors to make an election on or before October 31, 2007, to receive the amounts credited to his or her phantom restricted stock account, payable in a lump sum on the first business day in January 2008. If an executive or director made this election, the amount distributed to such person will be determined by multiplying the number of phantom restricted shares in such person’s account by $30.41, which is expected to be the value of the phantom restricted shares on October 31, 2010, the end of the measurement period. All executives and directors have made this election. This amendment to the plan was approved by the New Jersey Department of Banking and Insurance on October 30, 2007. We will incur additional compensation expense related to the phantom restricted stock plan of approximately $534,000 based on the expected $30.41 value of the phantom restricted shares. In future years, no further expense will be accrued for officers and directors under this plan.

Phantom Incentive Stock Option Plan. We maintained a nonqualified phantom incentive stock option plan represented by individual agreements for a select group of officers, including Messrs. Hornsby, Boyer, Houston, Dembin, Ropiecki, and Ms. Haffner and Ms. Steiger and six current non-employee directors and five former directors of Cape Bank. Participants in the agreements are granted phantom stock option awards in amounts set forth in each participant’s agreement. We have set forth below the awards to each of the officers.

Phantom Incentive Stock Option Plan
Officer	2000 Awards	2004 Awards

Herbert L. Hornsby, Jr.	23,903	1,620
Robert J. Boyer	14,732	—
Fred A. Houston	14,732	—
William H. Dembin	—	10,181
Jeffrey S. Ropiecki	7,534	2,045
Marie G. Haffner	8,750	—
Kathryn M. Steiger	9,229	—

The value of a participant’s stock option account is based on the increase in value of a share of phantom stock over the value of a share of phantom stock on the initial effective date of the plan, which was November 1, 2000 (or if later, on the date that such phantom stock option was deemed to be awarded to the participant), multiplied by the number of phantom stock options awarded to the participant. The maximum value of a share of phantom stock achievable under the plan is $31.06. The fair market value of the phantom stock determined on the effective date of the plan was $10.00 for persons who commenced participation on such date. Thereafter, the fair market value of an award, as determined under the plan, was equal to the value on the date of the award. The fair market value is increased annually based on a formula that takes into consideration Cape Bank’s annual growth rate, as determined by multiplying its capital account by an adjustment factor. The adjustment factor is determined by dividing Cape Bank’s capital-to-asset ratio by a base rate of 8%. In accordance with the terms of the agreements, the fair market value of the phantom stock will not increase more than 12% per year, however, if the annual growth rate exceeds 12%, the excess may be carried over to the next plan year. When an executive or director reaches his or her normal retirement date, Cape Bank will annuitize the executive or director’s account balance, crediting interest at a rate of 7.72%, and will pay the benefit to the executive or director in equal monthly installments over a period of 180 months.

In connection with the stock offering and in compliance with Section 409A of the Internal Revenue Code, the phantom incentive stock option plan was amended to permit executives or current directors to make an election on or before October 31, 2007, to receive the amounts credited to his or her phantom stock option account on the first business day in January 2008. If an executive or director makes this election, the amount distributed to such person will be determined by multiplying the number of phantom stock options in such person’s account by the increase in value of the phantom stock over the fair market value of such phantom stock on the date of the award. For purposes of this election, the fair market value of the phantom stock on the first business day in January 2008 will be deemed to be $30.41. All executives and directors have made this election. This amendment to the plan was approved by the New Jersey Department of Banking and Insurance on October 30, 2007. We will incur additional compensation expense related to the phantom incentive stock option plan of approximately $1.0 million based on the expected value of $30.41. In future years, no further expense will be accrued for officers and directors under this plan.

Director Retirement Plan. Cape Bank maintains an amended and restated director retirement plan for its directors, represented by individual agreements with the directors. In accordance with each director’s retirement agreement, the director is entitled to a normal retirement benefit upon termination of service on or after the director’s normal retirement age, equal to 2.5% times the director’s years of service with Cape Bank (not to exceed a benefit equal to 50%) of the average of the greatest fees earned by a director during any five consecutive calendar years. This benefit will be payable to the director in equal monthly installments for a period of 10 years or the director’s lifetime, whichever is greater. In the event the director terminates service prior to normal retirement age, other than due to death, the director will be entitled to an early termination benefit. The early termination benefit is the accrual balance for the plan year ending immediately prior to the year of termination, annuitized over a 10-year period by crediting interest at an annual rate of 8.50% with monthly compounding. The early termination benefit is payable in monthly installments for 10 years; provided, however, a director can make an election to have the remainder paid in a lump sum in the event of the occurrence of a change in control. Such an election must be made by the last day of the transition period for making such elections under Section 409A of the Internal Revenue Code. In the event of a director’s death while on the board, the director’s beneficiary will receive an annual benefit in an amount set forth in the director’s agreement, payable in monthly installments over a 10-year period. In the event of the director’s death during distribution of benefits, the beneficiary will receive a continuation of such benefits at the same time and in the same amount as if the benefits were paid to the director, provided, however, no benefits will be due to the director’s beneficiary if the director has received benefits under the plan for 10 years at the time of his death. Under the director’s individual retirement agreement, each director agrees that in order to receive the benefit, the director will not compete with Cape Bank within a 25-mile radius of its main office.

Non-qualified Deferred Compensation Plans

The following table discloses allocations under the 401(k) plan portion of the Amended and Restated Benefit Equalization Plan, a non-qualified defined contribution plan, for each named executive officer who participated in the plan in 2007, and the earnings and balances on each executive’s account as of December 31, 2007. We made contributions of $8,937 to the plan on behalf of the executives during 2007 and no distributions or withdrawals were made from the plan in 2007.

Name	Executive Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End

Herbert L. Hornsby, Jr.	$16,653	$3,049	$106,285

Tax-Qualified Benefit Plans

Cape Bank 401(k) Plan. We maintain the Cape Bank 401(k) Plan, a tax-qualified defined contribution plan, for all salaried employees of Cape Bank who have satisfied the 401(k) Plan’s eligibility requirements. Salaried eligible employees can begin participation in the 401(k) Plan on the first day of the month that coincides with or next follows the date the employee completes three months of employment and attains age 21. In order for an employee to complete three months of employment, the employee must complete at least 250 hours of employment in a three consecutive month period. Participants become eligible to receive employer contributions on the first day of the month coincident with or next following the date the participant completes one year of employment and attains age 21. Participants may contribute up to 30% of their compensation to the 401(k) Plan on a pre-tax basis, subject to limitations imposed by the Internal Revenue Code. For 2007, the salary deferral contribution limit is $15,500; provided, however, that participants over age 50 may contribute an additional $5,000 to the 401(k) Plan. Participants are always 100% vested in their salary deferral contributions. In addition to salary deferral contributions, the 401(k) Plan provides that Cape Bank will make matching contributions to the accounts of plan participants in an amount equal to 100% of the participants’ contributions, up to 6% of their salary for the year. Cape Bank intends to amend the matching contribution formula, effective January 1, 2008, so that matching contributions will be equal to 100% of the participants’ contributions on up to 3% of participants’ salary contributed to the plan and 50% of the participants’ additional contributions on the next 2% of salary contributed by the participants, with a maximum potential matching contribution of 4%. Participants are 100% vested in the employer matching contributions credited to their accounts on or after January 1, 1999. A participant also becomes 100% vested in the participant’s employer contributions and earnings thereon credited to his or her account upon the participant’s death, disability or attainment of age 65 while employed with Cape Bank.

Participants have individual accounts under the 401(k) Plan and may direct the investment of their accounts among a variety of investment funds. In connection with the offering, the 401(k) Plan has added another investment alternative, the Cape Bancorp Stock Fund. The stock fund permits participants to invest their 401(k) Plan funds in Cape Bancorp common stock. An independent trustee will purchase the common stock in the offering on behalf of plan participants, to the extent that shares are available. Participants have the right to direct the trustee regarding the voting of shares purchased for their plan accounts.

Defined Benefit Plan. Cape Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multiple-employer defined benefit plan for the benefit of its employees. Employees of Cape Bank who are age 21 or older and who have completed 12 months of employment are eligible to participate in the plan, provided, however, the plan was amended to freeze participation to new employees commencing January 1, 2008. Employees who became eligible to participate prior to January 1, 2008, will continue to accrue a benefit under the plan. Participants become vested in their retirement benefit upon completion of 5 years of employment, provided that participants who have reached age 65 automatically become 100% vested, regardless of the number of completed years of employment. Payments of benefits under the plan are made in the form of a life annuity with 120 payments guaranteed unless one of the optional forms of distribution has been selected. Upon termination of employment at or after age 65, a participant will be entitled to an annual normal retirement benefit equal to 1.75% multiplied by the number of years of benefit service, multiplied by the participant’s average annual salary for the 5 highest paid consecutive years of benefit service. Participants who terminate employment prior to age 65 will be entitled to an early retirement benefit. The retirement benefit payable at age 65 is equal to the vested amount of the normal retirement benefit accrued at the participant’s termination date. Payments may commence as early as age 45, in which case the retirement benefit otherwise payable at age 65 is reduced by applying an early retirement factor based on the participant’s age when payments begin. Normal and early retirement benefits are payable over the longer of the lifetime of the retiree or 120 monthly installments. In the event a retiree dies before 120 monthly installments have been paid, the retiree’s beneficiary will be entitled to the value of such unpaid installments paid in a lump sum. The participant or beneficiary may elect to have benefits paid in any other form permitted by the plan, including various annuities or a lump sum payment. In the event a participant dies while in active service, his beneficiary will be entitled to a lump sum death benefit equal to 100 times the participant’s projected monthly benefit. The projected monthly benefit assumes continuation of service at current salary until age 65. If a participant dies after becoming eligible for early retirement, his beneficiary would receive the higher of (i) the active service death benefit or (ii) the retirement death benefit payable as if the participant had retired on the first day of the month in which he died.

Pension Benefits

The following table sets forth the actuarial present value of each executive’s accumulated benefit under our pension benefit plans, including in the case of Mr. Hornsby the pension plan portion of our Amended and Restated Benefit Equalization Plan, along with the number of years of credited service. No payments were made under the plans in 2007.

Name and Principal Position	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Herbert L. Hornsby, Jr. President and Chief Executive Officer	Qualified Pension Plan Non-Qualified Pension Plan	33.5 33.5	840,000 353,000	— —

Robert J. Boyer, Executive Vice President and Chief Financial Officer	Qualified Pension Plan	26.3	413,000	—

Fred A. Houston, Senior Vice President and Corporate Secretary	Qualified Pension Plan	23.6	581,000	—

William H. Dembin Senior Vice President, Commercial Loans	Qualified Pension Plan	10.4	36,000	—

Kathryn M. Steiger Senior Vice President, Residential Loans	Qualified Pension Plan	31.8	262,000	—

Employee Stock Ownership Plan. In connection with the offering, Cape Bank adopted an employee stock ownership plan for eligible salaried employees. Eligible salaried employees who have attained age 21 and are employed by us as of the closing date of the offering will begin participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

We engaged a third-party trustee to purchase, on behalf of the employee stock ownership plan, 8% of the total number of shares of Cape Bancorp common stock issued in the offering, including shares issued in connection with the merger and shares contributed to The CapeBank Charitable Foundation. The employee stock ownership plan funded its stock purchase through a loan from Cape Bancorp equal to 100% of the aggregate purchase price of the common stock. The loan will be repaid principally through Cape Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 25-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee will hold the shares purchased by the employee stock ownership plan in a loan suspense account, and shares will be released from the suspense account on a pro rata basis as Cape Bank repays the loan. The trustee allocates the shares released among participants on the basis of a formula which considers each participant’s proportional share of compensation relative to all participants and also considers each participant’s years of service, relative to the years of service of all participants. Participants will vest in their employee stock ownership plan allocations over a 6-year period at the rate of 20% per year, commencing in the second year. Participants who were employed by Cape Bank immediately prior to the stock offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants in the employee stock ownership plan.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Cape Bank will record a compensation expense for a leveraged employee stock ownership plan at the fair market value of the shares as they are committed to be released from the suspense account to participants’ accounts under the employee stock ownership plan. The compensation expense resulting from the release of the Cape Bancorp common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Cape Bancorp’s earnings.

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of Cape Bank during 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert F. Garrett, III	68,030	105,216	37,762	14,902	225,910
Frank J. Glaser	44,801	86,206	9,014	1,645	141,666
Louis H. Griesbach, Jr.	40,031	105,216	20,622	14,857	180,726
David C. Ingersoll, Jr.	42,257	105,216	17,106	20,441	185,020
Joanne D. Kay	44,483	97,414	8,527	648	151,072
Matthew J. Reynolds	45,755	91,174	4,074	0	141,003

(1)	Comprised of stipend, bonus and committee fees, and Chairman’s fees in the case of Director Garrett.
(2)	Comprised of compensation earned pursuant to Cape Bank’s Phantom Restricted Stock Plan and Phantom Stock Option Plan.
(3)	Pursuant to the Directors’ Retirement Benefit Plan.
(4)	Comprised of medical benefits, reimbursement of certain annual conference expenses.

Stipend and Meeting Fees For Non-Employee Directors. For 2008, non-employee directors of Cape Bank are paid an annual stipend of $33,967 (payable bi-weekly) as well as $334 per committee meeting for their service on the Board of Directors. Directors do not receive any additional fees for their service on the board of directors of Cape Bancorp.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of Cape Bank for the year ended December 31, 2007 included Messrs. Reynolds, Glaser and Ms. Kay. No committee member serves or has served as an officer and/or employee of Cape Bank. No executive officer of Cape Bancorp or Cape Bank serves or has served as a member of the compensation committee of another entity, one of whose executive officers serves on the compensation committee or as a director of Cape Bancorp. No executive officer of Cape Bancorp or Cape Bank serves or has served as a director of another entity one of whose executive officers serves on the Compensation Committee of Cape Bancorp.

Transactions with Directors and Management

Loans and Extensions of Credit. The aggregate amount of loans by Cape Bank to its executive officers and directors, and members of their immediate families, was $7.1 million at December 31, 2007. As of that date, these loans were performing according to their original terms. Cape Bank has a policy of offering a 100 basis point interest rate discount to its employees (including officers) for loans on their primary residence. No such discounted loans are offered by Cape Bank to its directors. The outstanding loans made to our directors and members of their immediate families were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Cape Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Set forth below is certain information for the loans made by Cape Bank to its named executive officers who were indebted to Cape Bank at any time since January 1, 2007, and participated in the above-referenced benefit program. This program is generally available to all other employees and does not give preference to any executive officer over any other employee. All of the loans are secured loans and all loans designated as residential loans are first mortgage loans or lines of credit secured by the borrower’s principal place of residence.

Name of Individual	Loan Type	Date Originated	Original Loan Amount ($)	Highest Balance During Fiscal 2007 ($)	Balance on December 31, 2007 ($)	Interest Rate On December 31, 2007
Herbert L. Hornsby, Jr.	Line of Credit	8/1/05	250,000	119,654	0	7.25%

Herbert L. Hornsby, Jr.	Residential	12/2/98	150,000	109,813	102,104	4.00%

Robert J. Boyer	Residential	3/7/03	310,000	248,501	230,315	3.50%

Robert J. Boyer	Line of Credit	3/10/03	100,000	94,919	0	7.00%

William H. Dembin	Residential	7/10/03	240,000	212,051	202,914	4.00%

Other Transactions. Robert F. Garrett, III and Joanne D. Kay, in addition to their duties as directors of Cape Bancorp and Cape Bank, are practicing attorneys who perform legal work directly for or on behalf of customers of Cape Bank. During the year ended December 31, 2007, Mr. Garrett and Ms. Kay received fees, either directly from Cape Bank, or from its customers, in the amounts of approximately $9,390 and $29,569, respectively. The Board of Directors authorizes the transactions each year, and the Compensation Committee of the Board of Directors reviews a summary of the services performed and the total fees paid for services on an annual basis. All transactions with Mr. Garrett and Ms. Kay are in the ordinary course of business, and the terms and fees are considered to be consistent with those prevailing at the time for comparable transactions with other persons.

Indemnification for Directors and Officers

Cape Bancorp’s bylaws provide that Cape Bancorp shall indemnify all officers, directors and employees of Cape Bancorp to the fullest extent permitted under Maryland law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Cape Bancorp. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party to the fullest extent permitted under Maryland law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Cape Bancorp pursuant to its bylaws or otherwise, Cape Bancorp has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore, is, unenforceable.

PROPOSAL II - APPROVAL OF THE CAPE BANCORP, INC.

2008 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the Cape Bancorp, Inc. 2008 Equity Incentive Plan (the “Equity Incentive Plan”), to provide officers, employees and directors of Cape Bancorp and Cape Bank with additional incentives to promote the growth and performance of Cape Bancorp. Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. By approving the Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock.

The Equity Incentive Plan complies with the regulations of the Federal Deposit Insurance Corporation and the Office of Thrift Supervision. However, neither the Federal Deposit Insurance Corporation nor the Office of Thrift Supervision endorses or approves the Equity Incentive Plan in any way.

The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to Participants of up to 1,863,892 shares of Company common stock pursuant to grants of restricted stock awards, incentive stock options, non-qualified stock options and stock appreciation rights; provided, however, that no more than 1,331,352 shares may be issued or delivered in the aggregate pursuant to the exercise of stock options or stock appreciation rights, and no more than 532,540 shares may be issued or delivered pursuant to restricted stock awards.

The Equity Incentive Plan will be administered by the members of Cape Bancorp’s Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan. The Committee has full and exclusive power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan’s purposes; and interpreting and otherwise construing the Equity Incentive Plan. The Equity Incentive Plan also permits the Board of Directors or the Committee to delegate to one or more officers of Cape Bancorp the power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded. Awards intended to be “performance-based” under Section 162(m) of the Code must be granted by the Committee in order to be exempt from the $1.0 million limit on deductible compensation for tax purposes.

The Committee may grant an award under the Equity Incentive Plan as an alternative to or replacement of an existing award under the Equity Incentive Plan or any other plan of Cape Bancorp or a subsidiary of Cape Bancorp, or as the form of payment for grants or rights earned or due under any other plan or arrangement of Cape Bancorp or a subsidiary of Cape Bancorp, including the plan of any entity acquired by Cape Bancorp or a subsidiary of Cape Bancorp.

Eligibility

Employees and directors of Cape Bancorp or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee; provided, however, that no awards shall vest more rapidly than 20% per year over a five-year period commencing one year from the date of grant. Awards may be granted in a combination of incentive and non-qualified stock options, stock appreciation rights or restricted stock, as follows:

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted. Fair market value for purposes of the Equity Incentive Plan means the final sales price of Cape Bancorp’s common stock as reported on the NASDAQ Global Select Market on the date in question, or if Cape Bancorp’s common stock was not traded on such date, then on the last preceding date on which any reported sale of Cape Bancorp common stock occurred, and without regard to after-hours trading activity. The Committee will determine the fair market value of the common stock, in accordance with Section 422 of the Code, if it cannot be determined in the manner described above. Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Code. Only employees are eligible to receive incentive stock options. Outside directors may only receive non-qualified stock options under the Equity Incentive Plan. Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by personal, certified or cashiers check, (ii) by tendering stock of Cape Bancorp owned by the participant in satisfaction of the exercise price, (iii) by a “cashless exercise” through a third party, or (iv) by a combination of the foregoing. The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

Stock Appreciation Rights. A stock appreciation right is the right to receive a payment of Company common stock in an amount equal to the excess of the fair market value of a share of Company common stock on the date of exercise of the stock appreciation right over the fair market value of the common stock on the date of grant of the stock appreciation right. The total number of shares that may be acquired upon the exercise of a stock appreciation right will be rounded down to the nearest whole share. Stock appreciation rights may be granted in tandem with the grant of stock options, and are exercisable on the same conditions as the related stock option that is granted simultaneously. The exercise of a tandem stock appreciation right cancels the related stock option and the exercise of the related stock option cancels the tandem stock appreciation right.

Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Equity Incentive Plan or the award agreement. Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock.

Prohibition Against Repricing of Options or Stock Appreciation Rights. The Equity Incentive Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or a stock appreciation right previously granted.

Exercise Price of Stock Options. In light of the decline in the trading price of the Company’s common stock since the completion of the Company’s stock offering, the Board has determined that the exercise price of each initial grant of stock options granted under the Equity Incentive Plan will be equal to the greater of $10.00, or the fair market value of the common stock on the date of grant.

Limitation on Awards Under the Equity Incentive Plan

The following Federal Deposit Insurance Corporation and Office of Thrift Supervision limits apply to awards under the Equity Incentive Plan:

•

the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee participant pursuant to the exercise of stock options or stock appreciation rights is 332,838 shares (or 25% of all shares of stock available for stock option and stock appreciation rights awards under the Equity Incentive Plan), all of which may be issued during any calendar year;

•

the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee participant pursuant to restricted stock awards is 133,135 shares (or 25% of all shares of stock available for restricted stock awards under the Equity Incentive Plan), all of which may be issued during any calendar year;

•

the maximum number of shares of stock that may be issued or delivered to any one individual non-employee director pursuant to the exercise of stock options and stock appreciation rights, in the aggregate, shall be 66,567 shares (or 5% of all shares of stock available for stock option and stock appreciation rights awards) under the Equity Incentive Plan, and the maximum number of shares that may be issued or delivered to any one individual non-employee director pursuant to restricted stock awards, in the aggregate, shall be 26,627 shares (or 5% of all shares of stock available for restricted stock awards under the Equity Incentive Plan); and

•

The maximum number of shares of stock that may be issued or delivered to all non-employee directors, in the aggregate, pursuant to the exercise of stock options and stock appreciation rights shall be 399,405 shares (or 30% of all shares of stock available for stock option and stock appreciation rights awards under the Equity Incentive Plan), and the maximum number of shares that may be issued or delivered to all non-employee directors in the aggregate pursuant to restricted stock awards shall be 159,762 shares (or 30% of all shares of stock available for restricted stock awards under the Equity Incentive Plan).

To the extent any shares of stock covered by an award (including restricted stock awards) under the Equity Incentive Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option or stock appreciation right is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

In the event of a corporate transaction involving the stock of Cape Bancorp (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “performance-based compensation” under Section 162(m) of the Code, if applicable; provided, however, that the Committee may adjust awards to preserve the benefits or potential benefits of the awards, including the prevention of automatic adjustments if appropriate.

Performance Features

General. A federal income tax deduction for Cape Bancorp will generally be unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer or three other most highly compensated officers (other than its chief financial officer). However, amounts that constitute “performance-based compensation” (as that term is used in section 162(m) of the Code) are not counted toward the $1.0 million limit. The Equity Incentive Plan is designed so that stock options and stock appreciation rights will be considered performance-based compensation. The Committee may designate whether any restricted stock awards granted to any participant are intended to be performance-based compensation. Any restricted stock awards designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; net income; cash earnings; net interest income; non-interest income; general and administrative expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest rate spread; growth in assets, loans, or deposits; loan production volume; non-performing loans; cash flow; strategic business objectives consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or any combination of the foregoing. Performance measures may be based on the performance of Cape Bancorp as a whole or of any one or more subsidiaries or business units of Cape Bancorp or a subsidiary and may be measured relative to a peer group, an index or a business plan. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to section 162(m) of the Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be performance-based compensation and the establishment of any performance-based measures shall be made during the period required by section 162(m) of the Code.

Vesting of Awards

If the vesting of an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with Cape Bancorp or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement; subject to acceleration of vesting in the event of death, disability, or involuntary termination of employment or service following a change in control, and provided that no awards may vest at a rate exceeding 20% per year, commencing one year after the date of grant.

Change in Control

Unless otherwise stated in an award agreement, upon the occurrence of an involuntary termination of employment following a change in control of Cape Bancorp, all outstanding options and stock appreciation rights then held by a participant will become fully exercisable and all restricted stock awards shall be fully earned and vested. For the purposes of the Equity Incentive Plan, a change in control occurs when: (a) any person is or becomes the beneficial owner, directly or indirectly, of securities of Cape Bancorp representing 25% or more of the combined voting power of Cape Bancorp’s then outstanding voting securities; (b) the Incumbent Directors (as defined in the Equity Incentive Plan) cease, for any reason, to constitute a majority of the Whole Board (as defined in the Equity Incentive Plan); or (c) a plan of reorganization, merger, consolidation or similar transaction involving Cape Bancorp and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is defined in the Equity Incentive Plan as an Excluded Transaction, or the stockholders of Cape Bancorp approve a plan of complete liquidation of Cape Bancorp, or a sale, liquidation or other disposition of all or substantially all of the assets of Cape Bancorp or Cape Bank is consummated; or (d) a tender offer is made for 25% or more of the outstanding voting securities of Cape Bancorp and the stockholders owning beneficially or of record 25% or more of the outstanding voting securities of Cape Bancorp have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or (e) a Potential Change in Control (as defined in the Equity Incentive Plan) occurs, and the Board of Directors determines, pursuant to the vote of a majority of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such determination, to deem the Potential Change in Control to be a change in control for purposes of the Equity Incentive Plan.

In the event of a change in control, any performance measure attached to an award under the Equity Incentive Plan shall be deemed satisfied as of the date of the change in control.

Forfeiture

The Committee may specify in an award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause; termination of services with Cape Bancorp or its affiliate or subsidiary; any material violation of one or more of Cape Bancorp’s policies; breach of noncompetition, confidentiality or other restrictive covenants that apply to the employee or director; or any other conduct that is detrimental to Cape Bancorp’s business or reputation, its affiliates and/or its subsidiaries.

If Cape Bancorp is required to prepare an accounting restatement due to the material noncompliance of Cape Bancorp, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse Cape Bancorp the amount of any payment in settlement of an award earned or accrued during the twelve- month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement. In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any participant reimburse Cape Bancorp for all or any part of the amount of any payment in settlement of any award granted hereunder.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan, provided that, except as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the Equity Incentive Plan related to repricing, materially increase the original number of securities that may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Incentive Plan, without approval of stockholders. Notwithstanding the foregoing, the Board may, without stockholder approval, amend the Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the Equity Incentive Plan complies with current or future law and the Board of Directors may unilaterally amend the Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Code, and its applicable regulations and guidance.

Duration of Plan

The Equity Incentive Plan will become effective upon approval by the stockholders at this annual meeting. The Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Equity Incentive Plan on or after the 10-year anniversary of the effective date of the Equity Incentive Plan. At any time, the Board of Directors may terminate the Equity Incentive Plan. However, any termination of the Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and Cape Bancorp will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Cape Bancorp or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and Cape Bancorp will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the fair market value of shares received will be taxable to the participant as ordinary income and Cape Bancorp will be entitled to a corresponding tax deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and Cape Bancorp will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and Cape Bancorp will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Withholding of Taxes. Cape Bancorp may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by Cape Bancorp.

Deduction Limits. Section 162(m) of the Code generally limits Cape Bancorp’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for its chief executive officer and the three other most highly compensated executives (excluding the chief financial officer) named in the summary compensation table (“covered employees”). Restricted stock awards, other than performance-based restricted stock awards, and other awards that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million. “Qualified performance-based compensation” is not subject to this limit and is fully deductible by Cape Bancorp. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Stock options and stock appreciation rights available for award under the Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services. Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee’s retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit. The Equity Incentive Plan is designed so that stock options, stock appreciation rights and performance-based restricted stock awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit. Cape Bancorp expects that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. Cape Bancorp suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” Cape Bancorp is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock and stock appreciation rights).

Awards to be Granted

The Board of Directors adopted the Equity Incentive Plan, and the Compensation Committee intends to meet promptly after stockholder approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards; however, all awards will be subject to the allocation parameters contained in the Federal Deposit Insurance Corporation and Office of Thrift Supervision regulations. It is the intent of the Board of Directors to fund the all restricted stock awards granted under the Equity Incentive Plan through repurchases of Company common stock, subject to market and regulatory conditions.

Required Vote and Recommendation of the Board

In order to approve the Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the total votes outstanding and eligible to be voted at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN.

PROPOSAL III — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2007 was Crowe Chizek and Company LLC. Our Audit Committee has approved the engagement of Crowe Chizek and Company LLC to be our independent registered public accounting firm for the year ending December 31, 2008. At the annual meeting, the stockholders will consider and vote on the ratification of the engagement of Crowe Chizek and Company LLC for the year ending December 31, 2008. A representative of Crowe Chizek and Company LLC is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he/she so desires.

Stockholder ratification of the selection of Crowe Chizek and Company LLC is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Cape Bancorp, Inc. and its stockholders.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosures

As previously disclosed by Cape Bancorp, on August 28, 2006, the Audit Committee of the Board of Directors of Cape Bank dismissed Grant Thornton LLP as its independent certified public accountants.

As previously disclosed by Cape Bancorp, Grant Thornton LLP reported on Cape Bank’s Consolidated Financial Statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

As previously disclosed by Cape Bancorp, during the years ended December 31, 2005 and 2004 and through August 28, 2006, there were no disagreements with Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused them to make a reference thereto in their reports on the consolidated financial statements for such years. During the years ended December 31, 2005 and 2004 and through August 28, 2006 there were no reportable events described in Item 304(a) (1) (v) of Regulation S-K.

As previously disclosed by Cape Bancorp, effective August 28, 2006, the Audit Committee of Cape Bank’s Board of Directors approved the engagement of Crowe Chizek and Company LLC as its independent registered public accounting firm. During the year ended December 31, 2005 and through August 28, 2006, Cape Bank did not consult with Crowe Chizek and Company LLC regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Audit Fees

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Chizek and Company LLC during the years ended December 31, 2007 and 2006.

The aggregate fees included in the Audit Fees category were fees billed for the calendar years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Year Ended December 31, 2007	Year Ended December 31, 2006

Audit Fees	$91,667	$69,814
Audit-Related Fees	130,000	21,025
Tax Fees	15,538	14,382
All Other Fees	510	1,860

Audit Fees. Audit fees of $91,667 for the year ended December 31, 2007 and $69,814 for the year ended December 31, 2006 were for professional services rendered for the audits of our consolidated financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and the internal controls attestation required under Federal Deposit Insurance Corporation regulations.

Audit-Related Fees. Audit-related fees of $130,000 for the year ended December 31, 2007 for merger/conversion services related to filing of the Cape Bancorp’s prospectus, and $21,025 for the year ended December 31, 2006 for services related to creation of investment subsidiaries. Such fees for 2007 and 2006 were reasonably related to the performance of the audit of and review of the financial statements and are not already reported in “Audit Fees” above.

Tax Fees. Tax fees of $15,538 for the year ended December 31, 2007 and $14,382 for the year ended December 31, 2006 were for services related to tax compliance and tax planning.

All Other Fees. Other fees totaled $510 for the year ended December 31, 2007 and $1,860 for the year ended December 31, 2006. Such fees were for noncompete tax opinion and recording of deferred tax assets.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax consulting services rendered, is compatible with maintaining the independence of Crowe Chizek and Company LLC. The Audit Committee concluded that performing such services does not affect the independence of Crowe Chizek and Company LLC in performing its function as our independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All audit-related fees, tax fees and all other fees described above were approved either as part of our engagement of Crowe Chizek and Company LLC or pursuant to the pre-approval policy described above.

In order to ratify the selection of Crowe Chizek and Company LLC as the independent registered public accounting firm for the year ending December 31, 2008, the proposal must receive a majority of the votes represented at the annual meeting, without regard to broker non-votes, in favor of such ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE CHIZEK AND COMPANY LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED

AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to our Secretary not less than 90 days prior to the date of our proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 20 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th day prior to the date of such annual meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or (ii) the day on which we first make public announcement of the date of the annual meeting. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in the proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Advance written notice of business or nominations to the Board of Directors to be brought before the 2009 Annual Meeting of Stockholders must be given to us no later than January 27, 2009. The date on which the 2009 Annual Meeting of Stockholders is expected to be held is April 27, 2009.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2009 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 225 North Main Street, Cape May Court House, New Jersey 08210, no later than January 27, 2009. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Cape Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telegraph, telephone or other forms of communication without additional compensation. A copy of our Annual Report on Form 10-K for the year ended December 31, 2007 is available on our website at www.capebanknj.com. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to us.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joan B. Ditmars
Joan B. Ditmars
Corporate Secretary

Cape May Court House, New Jersey

July 16, 2008

APPENDIX A

CAPE BANCORP, INC.

2008 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1 Purpose, Effective Date and Term. The purpose of this Cape Bancorp, Inc. 2008 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Cape Bancorp, Inc., a Maryland corporation (the “Company”), and its Subsidiaries, including Cape Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders. The “Effective Date” of the Plan is August 25, 2008, the expected date of the approval of the Plan by the Company’s stockholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2 Administration. The Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3 Participation. Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4 Definitions. Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

Section 2.1 General. Any Award under the Plan may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.7, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:

(a) Stock Options. A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b) Stock Appreciation Rights. A stock appreciation right (a “SAR”) means a grant under Section 2.2, which represents the right to receive in shares of Stock an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) the Exercise Price established by the Committee in accordance with Section 2.2.

(c) Restricted Stock Awards. A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

Section 2.2 Stock Options and SARs.

(a) Grant of Stock Options and SARs. Each Stock Option or SAR shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options or SARs covered by the Award; (ii) specify the date of grant of the Stock Option or SAR; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b) Terms and Conditions. A Stock Option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option or SAR expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options or SARs granted or exchanged in replacement of existing Awards held by an Employee or Director of an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by personal, certified or cashiers’ check; (iv) by other property deemed acceptable by the Committee; or (v) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option or SAR shall be rounded down to the nearest whole share.

(c) Required Regulatory Provisions. Notwithstanding any provision herein to the contrary, Employees who are executive officers of the Bank or Company and Directors of the Bank or Company who have been awarded Stock Options under the Plan must exercise or forfeit their Stock Options in the event that the Bank or the Company (i) becomes critically undercapitalized (as defined in 12 C.F.R. Section 565.4), (ii) is subject to Office of Thrift Supervision enforcement action, or (iii) receives a capital directive under 12 C.F.R. Section 565.7.

Section 2.3 Restricted Stock Awards.

(a) Grant of Restricted Stock Awards. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock Award; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with Cape Bancorp, Inc. dated [Date], made pursuant to the terms of the Cape Bancorp, Inc. 2008 Equity Incentive Plan, copies of which are on file at the executive offices of Cape Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock Awards in any other approved format (e.g. electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b) Terms and Conditions.

(i) Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, shall be immediately distributed to the Participant. If the Committee determines to delay the distribution of dividends to a Participant until the vesting of a Restricted Stock Award, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock Award vests.

(ii) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Stock subject to the Restricted Stock Award shall be exercised by the Participant in his or her discretion.

(iii) Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Stock shall not be tendered.

Section 2.4 Performance-Based Compensation. Any Award under the Plan that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any Award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

(a) Performance Measures. Such performance measures may be based on any one or more of the following:

(i) basic earnings per share;

(ii) basic cash earnings per share;

(iii) diluted earnings per share;

(iv) diluted cash earnings per share;

(v) net income;

(vi) cash earnings;

(vii) net interest income;

(viii) non-interest income;

(ix) general and administrative expense to average assets ratio;

(x) cash general and administrative expense to average assets ratio;

(xi) efficiency ratio;

(xii) cash efficiency ratio;

(xiii) return on average assets;

(xiv) cash return on average assets;

(xv) return on average stockholders’ equity;

(xvi) cash return on average stockholders’ equity;

(xvii) return on average tangible stockholders’ equity;

(xviii) cash return on average tangible stockholders’ equity;

(xix) core earnings;

(xx) operating income;

(xxi) operating efficiency ratio;

(xxii) net interest rate spread;

(xxiii) growth in assets, loans, or deposits;

(xxiv) loan production volume;

(xxv) non-performing loans;

(xxvi) cash flow;

(xxvii) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or

(xxviii) any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b) Adjustments. Pursuant to this Section 2.4, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.5 Vesting of Awards. If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option or SAR) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, or Involuntary Termination of Employment following a Change in Control); provided, however, that no Awards under the Plan shall vest at a rate exceeding twenty percent (20%) per year, commencing one year after the date of grant.

Section 2.6 Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.7 Prohibition Against Option Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option or SAR previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value) or replacement grants, or other means.

Section 2.8 Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. All Awards to an Employee or Director shall vest immediately upon such individual’s death or Disability. The following provisions shall apply to each Award granted under this Plan:

(a) Upon a Participant’s Termination of Service for any reason other than Disability, death or termination for Cause, Stock Options and SARs shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and unless otherwise provided in an Award Agreement, Stock Options and SARs may be exercised only for a period of three months following termination; provided, however, that upon a Participant’s Termination of Service due to Retirement, the Participant’s vested Stock Options and SARs shall remain exercisable for one year. Any Restricted Stock Awards that have not vested as of the date of Termination of Service shall expire and be forfeited.

(b) In the event of a Termination of Service for Cause, all Stock Options, SARs and Restricted Stock Awards granted to a Participant under the Plan not exercised or vested shall expire and be forfeited.

(c) Upon Termination of Service for reason of Disability or death, all Stock Options and SARs shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock Awards shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service, and unless otherwise provided in an Award Agreement, Stock Options and SARs may be exercised for a period of one year following Termination of Service; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and providedfurther, however in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service.

(d) Notwithstanding anything herein to the contrary, no Stock Option or SAR shall be exercisable beyond the last day of the original term of such Stock Option or SAR.

(e) Notwithstanding the provisions of this Section 2.8, the effect of a Change in Control on the vesting/exercisability of Stock Options, SARs and Restricted Stock Awards is as set forth in Article 4.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1 Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to One Million Eight Hundred Sixty-Three Thousand Eight Hundred Ninety-Two (1,863,892) shares of Stock. The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) and/or SARs, in the aggregate, is One Million Three Hundred Thirty-One Thousand Three Hundred Fifty-Two (1,331,352) shares of Stock. The maximum number of shares of Stock that may be issued in conjunction with Restricted Stock Awards shall be Five Hundred Thirty-Two Thousand Five Hundred Forty (532,540) shares of Stock. The aggregate number of shares available for grant under the Plan and the number of shares of Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4.

(b) Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a Stock Option or SAR (other than a tandem SAR), or a Restricted Stock Award, the number of shares of Stock available for the granting of additional Stock Options, SARs and Restricted Stock Awards shall be reduced by the number of shares of Stock in respect of which the Stock Option, SAR or Restricted Stock Award is granted or denominated. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option or SAR is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, or (iii) SARs are settled in shares of Stock upon exercise, the number of shares of Stock available shall be reduced by the gross number of Stock Options or SARs exercised rather than by the net number of shares of Stock issued.

Section 3.3 Limitations on Grants to Individuals.

(a) Options and SARs. The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options or SARs granted to any one Employee Participant under the Plan shall be Three Hundred Thirty-Two Thousand Eight Hundred Thirty-Eight (332,838), all of which may be granted during any calendar year. For purposes of this Section 3.3(a), if a Stock Option is granted in tandem with an SAR, such that the exercise of the Stock Option or SAR with respect to a share of Stock cancels the tandem SAR or Stock Option, respectively, with respect to such share, the tandem Stock Option and SAR with respect to each share of Stock shall be counted as covering only one share of Stock for purposes of applying the limitations of this Section 3.3.

(b) Restricted Stock Awards. The maximum number of shares of Stock that may be subject to Restricted Stock Awards described under Section 2.1(c) that are granted to any one Employee Participant under the Plan shall be One Hundred Thirty-Three Thousand One Hundred Thirty-Five (133,135) all of which may be granted during any calendar year.

(c) Director Awards. The maximum number of shares of Stock that may be covered by Awards granted to any one individual non-Employee Director pursuant to Section 2.1(a) (relating to Stock Options) shall be five percent of all shares of Stock that may be granted pursuant to Section 2.1(a) and the maximum number of shares that may be covered by Awards granted to any one individual non-Employee Director pursuant to Section 2.1(c) (relating to Restricted Stock Awards) shall be five percent of all shares of Stock that may be granted pursuant to Section 2.1(c). In addition, the maximum number of shares of stock that may be covered by Awards granted to all non-Employee Directors, in the aggregate, pursuant to Section 2.1(a) (relating to Stock Options) shall be 30% of all shares of Stock to be granted pursuant to Section 2.1(a), and the maximum number of shares of stock that may be covered by Awards granted to all non-Employee Directors, in the aggregate, under Section 2.1(c) (relating to Restricted Stock Awards) shall be 30% of all shares of Stock to be granted pursuant to Section 2.1(c).

Section 3.4 Corporate Transactions.

(a) General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, SARs and Restricted Stock Awards in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, SARs and Restricted Stock Awards, and (iii) the Exercise Price of Stock Options and SARs. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, SARs and Restricted Stock Awards (including, without limitation, cancellation of Stock Options, SARs and Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, SARs and Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options or SARs granted under the Plan which remain outstanding shall be converted into Stock Options to purchase or SARs to acquire voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options or SARs under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options and SARs be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option or SAR being canceled.

Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement:

(a) At the time of an Involuntary Termination of Employment (as defined in Section 8.1) (or, as to a Director, Termination of Service as a Director) following a Change in Control, all Stock Options and SARs then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option or SAR).

(b) At the time of an Involuntary Termination of Employment (as defined in Section 8.1) (or, as to a Director, Termination of Service as a Director) following a Change in Control, all Restricted Stock Awards described in Section 2.1(c) shall be fully earned and vested immediately. Notwithstanding the above, any Awards the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c) In the event of a Change in Control, any performance measure attached to an Award under the Plan shall be deemed satisfied as of the date of the Change in Control.

Section 4.2 Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (i) the term “Person” shall not include (1) the Company or any of its Subsidiaries, (2) an employee benefit plan of the Company or any of its Subsidiaries (including the Plan), and any trustee or other fiduciary holding securities under any such plan (but only with respect to securities held under any such plan), or (3) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company; (ii) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (iii) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or

(b) the Incumbent Directors cease, for any reason, to constitute a majority of the Whole Board; or

(c) a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is an Excluded Transaction, or the stockholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated; or

(d) a tender offer is made for 25% or more of the outstanding Voting Securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding Voting Securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or

(e) a Potential Change in Control occurs, and the Board determines, pursuant to the vote of a majority of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such determination, to deem the Potential Change in Control to be a Change in Control for the purposes of the Plan.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Stock or Voting Securities by the Company, which by reducing the number of shares of Stock or Voting Securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1 Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6) to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) The Committee will have the authority to define terms not otherwise defined herein.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2 Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c) No Rights as a Stockholder. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of Stock Options (other than ISOs) and SARs (other than SARs granted in tandem with ISOs) under the plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant. Restricted Stock Awards shall not be transferable prior to the time that such Awards vest in the Participant.

Section 7.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4 Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Stock Options, SARs or Restricted Stock Awards otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding. Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option or SAR settled in stock, reducing the number of shares of Stock subject to the Stock Option or SAR (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to a Restricted Stock Award, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under SFAS 123(R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.

Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11 Indemnification. To the fullest extent permitted by law and the Company’s governing documents or each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13 Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in Cape May and Atlantic Counties, New Jersey, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award under the Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Executive Officer and to the Corporate Secretary.

Section 7.17 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance of filing with the Unites States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b) “Award” means any Stock Option, SAR and Restricted Stock Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c) “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d) “Board” means the Board of Directors of the Company.

(e) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

(f) “Change in Control” has the meaning ascribed to it in Section 4.2.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i) “Committee” means the Committee acting under Article 5.

(j) “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

(k) “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(l) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” or “Disabled” means that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees, or (iii) is determined to be totally disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m) “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(n) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p) “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.

(q) “Exercise Price” means the price established with respect to a Stock Option or SAR pursuant to Section 2.2.

(r) “Fair Market Value” means, with respect to a share of Stock on a specified date:

(I) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(II) if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(III) if (I) and (II) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder. For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(s) A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events following a Change in Control: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to the Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control; (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Employee Participant’s principal residence and more than fifteen (15) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.

(t) “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(u) “Incumbent Directors” means:

(I) the individuals who, on the date hereof, constitute the Board; and

(II) any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments

(v) “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by a Participant Employee for Good Reason.

(w) “ISO” has the meaning ascribed to it in Section 2.1(a).

(x) “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(y) “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(z) “Potential Change in Control” means:

(I) the public announcement by any Person of an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(II) one or more transactions, events or occurrences that result in a change in control of the Company or any Subsidiary within the meaning of the Home Owners’ Loan Act, as amended, and the applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or

(III) a proxy statement soliciting proxies from stockholders of the Company is filed or distributed, seeking stockholder approval of a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other entities, but only if such plan of reorganization, merger, consolidation or similar transaction has not been approved by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such plan of reorganization, merger, consolidation or similar transaction.

(aa) “Restricted Stock Award” has the meaning ascribed to it in Section 2.3.

(bb) “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of age 70, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement until both Service as an Employee and Service as a Director has ceased. A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director’s intention to retire.

Years of employment as an Employee or Service as a Director shall be aggregated for the purposes of this definition for any years of employment as an Employee or Service as a Director that did not occur simultaneously.

(cc) “SAR” has the meaning ascribed to it in Section 2.1(b).

(dd) “SEC” means the Securities and Exchange Commission.

(ee) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ff) “Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be.

(gg) “Stock” means the common stock of the Company, $0.01 par value per share.

(hh) “Stock Option” means an ISO or a Non-Qualified Option.

(ii) “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(jj) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(I) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(II) The Participant’s cessation as an Employee or Director shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee or Director retains a right to reemployment or to continue as a Director with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee or Director will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee or Director does not retain a right to reemployment or to continue as a Director, as applicable, under an applicable statute or by contract, the relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section (ii), to the extent applicable, a leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(III) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee or Director of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(IV) An Employee or Director whose Services to the Company or a Subsidiary are not governed by a written agreement will cease to be considered a service provider for purposes of Code Section 409A on the date that is ninety (90) days after the date the Employee or Director last provides Services requested by the Company or any Subsidiary (as determined by the Committee).

(V) Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraph of this sub-section (jj), the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will not exceed 49% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a

“Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(kk) “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(ll) “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

Section 8.2 In the Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a) actions permitted under the Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) indications of time of day mean New Jersey time;

(f) “including” means “including, but not limited to”;

(g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

REVOCABLE PROXY

CAPE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

August 25, 2008

3:00 p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Cape Bancorp, Inc. (the “Company”), consisting of Robert F. Garrett, III, Frank J. Glaser, David C. Ingersoll, Jr., Matthew J. Reynolds, Michael D. Devlin and Thomas K. Ritter or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on August 25, 2008 at 3:00 p.m., local time, at The Cape Bank Conference Center, 211 North Main Street, Cape May Court House, New Jersey, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1. The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Louis H. Griesbach, Jr., Herbert L. Hornsby, Jr., Joanne D. Kay and Agostino R. Fabietti.

FOR ALL		WITHHOLD FOR ALL
[ ]		[ ]

FOR ALL EXCEPT
[ ]

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL

EXCEPT” and write that nominee’s name in the space provided below.

2. The approval of Cape Bancorp, Inc. 2008 Equity Incentive Plan

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3. The ratification of the appointment of Crowe Chizek and Company, LLC as independent registered public accounting firm of Cape Bancorp, Inc. for the fiscal year ending December 31, 2008.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4. The transaction of such other business as may properly come before the Annual Meeting, and any adjournments or postponement thereof.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE

LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Dated:

SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement and an Annual Report to Stockholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.